HARSCO CORPORATION




AMENDED AND RESTATED CREDIT AGREEMENT


Dated as of August 24, 1993


Amended and Restated as of October 20, 1993



THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION),
as Agent






TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

Section 1.  Definitions and Accounting Matters
     1.01   Certain Defined Terms
     1.02   Accounting Terms and Determinations
     1.03   Classes and Types of Loans

Section 2.  Commitments, Loans, Notes and Prepayments
     2.01   Syndicated Loans
     2.02   Borrowings of Syndicated Loans
     2.03   Money Market Loans
     2.04   Changes of Commitments
     2.05   Facility Fees
     2.06   Lending Offices
     2.07   Several Obligations; Remedies Independent
     2.08   Notes
     2.09   Prepayments
     2.10   Borrowings by Approved Borrowers
     2.11   Extension of Revolving Credit Termination Date

Section 3.  Payments of Principal and Interest
     3.01   Repayment of Loans
     3.02   Interest

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
     4.01   Payments
     4.02   Pro Rata Treatment
     4.03   Computations
     4.04   Minimum Amounts
     4.05   Certain Notices
     4.06   Non-Receipt of Funds by the Agent
     4.07   Sharing of Payments, Etc.

Section 5.  Yield Protection, Etc.
     5.01   Additional Costs
     5.02   Limitation on Types of Loans
     5.03   Illegality
     5.04   Treatment of Affected Loans
     5.05   Compensation
     5.06   U.S. Taxes
     5.07   Foreign Taxes
     5.08   Replacement Banks

Section 6.  Guarantee
     6.01   Guarantee
     6.02   Obligations Unconditional
     6.03   Reinstatement
     6.04   Subrogation
     6.05   Remedies
     6.06   Continuing Guarantee

Section 7.  Conditions Precedent
     7.01   Conditions to Effectiveness
     7.02   Initial Loan to any Approved Borrower
     7.03   Initial and Subsequent Loans

Section 8.  Representations and Warranties
     8.01   Corporate Existence
     8.02   Financial Condition
     8.03   Litigation
     8.04   No Breach
     8.05   Action
     8.06   Approvals
     8.07   Use of Credit
     8.08   ERISA
     8.09   Taxes
     8.10   Investment Company Act
     8.11   Public Utility Holding Company Act
     8.12   Material Agreements and Liens
     8.13   Environmental Matters
     8.14   Subsidiaries, Etc.
     8.15   True and Complete Disclosure
     8.16   Corporate Existence of Approved Borrower
     8.17   No Breach
     8.18   Action
     8.19   Approvals
     8.20   Taxes on Payments of Approved Borrowers

Section 9.  Covenants of the Company
     9.01   Financial Statements, Etc.
     9.02   Litigation
     9.03   Existence, Etc.
     9.04   Insurance
     9.05   Prohibition of Fundamental Changes
     9.06   Limitation on Liens
     9.07   Interest Coverage Ratio
     9.08   Tangible Net Worth
     9.09   Total Debt to Total Capital Ratio
     9.10   Lines of Business
     9.11   Transactions with Affiliates
     9.12   Use of Proceeds

Section 10.  Events of Default

Section 11.  The Agent
     11.01   Appointment, Powers and Immunities
     11.02   Reliance by Agent
     11.03   Defaults
     11.04   Rights as a Bank
     11.05   Indemnification
     11.06   Non-Reliance on Agent and Other Banks
     11.07   Failure to Act
     11.08   Resignation or Removal of Agent

Section 12.  Miscellaneous
     12.01   Waiver
     12.02   Notices
     12.03   Expenses, Etc.
     12.04   Amendments, Etc.
     12.05   Successors and Assigns
     12.06   Assignments and Participations
     12.07   Survival
     12.08   Captions
     12.09   Counterparts
     12.10   Governing Law; Submission to Jurisdiction
     12.11   Waiver of Jury Trial
     12.12   Judgment Currency
     12.13   Treatment of Certain Information; Confidentiality
     12.14   Entire Agreement

SCHEDULE I - Material Agreements and Liens
SCHEDULE II - Subsidiaries
SCHEDULE III - Litigation

EXHIBIT A-l - Form of Revolving Credit Note
EXHIBIT A-2 - Form of Eurocurrency Note
EXHIBIT A-3 - Form of Money Market Note
EXHIBIT B-l - Form of Opinion of Counsel to the Company
EXHIBIT B-2 - Form of Opinion of Counsel to any Approved Borrower
EXHIBIT C - Form of Opinion of Special New York Counsel to Chase
EXHIBIT D - Form of Money Market Quote Request
EXHIBIT E - Form of Money Market Quote
EXHIBIT F - Form of Confidentiality Agreement
EXHIBIT G-l - Form of Designation Letter
EXHIBIT G-2 - Form of Termination Letter

AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 24, 1993, amended and restated as of October 20, 1993, between: HARSCO CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the Company"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

The Company, Chase as the sole lender party thereto and the Agent are party to a Credit Agreement dated as of August 24, 1993 (as modified and supplemented and in effect immediately prior to the Amendment Effective Date referred to below, the "Original Credit Agreement") providing (i) a term loan facility of $300,000,000, of which $250,000,000 was borrowed on the Closing Date and $102,000,000 remains outstanding on the Restatement Date (the "Existing Term Loan") and (ii) a short term revolving credit facility of $150,000,000, which on the Restatement Date remains undrawn (the "Existing Revolving Credit Facility"). The proceeds of the Existing Term Loan were used to purchase the shares of MultiServ International N.V. ("MSI"), to repay certain indebtedness of MSI and its subsidiaries and to pay related costs and expenses.

The Company wishes to (i) increase the Existing Term Loan up to $150,000,000, (ii) eliminate the amortization of the Existing Term Loan, (iii) be able to denominate the Existing Term Loan in other currencies in addition to Dollars and (iv) to make the Existing Term Loan and the Existing Revolving Credit Facility also available to designated subsidiaries of the Company; and Chase wishes to syndicate the Existing Term Loan and the Existing Revolving Credit Facility. Accordingly, the Company has requested that the Banks and the Agent agree to amend and restate the Original Credit Agreement, and the Banks and the Agent are willing to amend and restate the Original Credit Agreement, all on the terms and conditions hereinafter set forth so that, as amended and restated, the Original Credit Agreement reads in its entirety as provided herein.


Section 1.  Definitions and Accounting Matters.

1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

"Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Subsidiaries of the Company shall be Affiliates.

"Agent's Account" shall mean (a) in respect of (i) Dollars, account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, (ii) Belgian Francs, account number 550877160077 maintained by Chase with Banque Paribas Belgique S.A. at World Trade Center Blvd., Emile Jacomain 162 BTE 2, 1210 Brussels, Belgium, (iii) French Francs, account number 001014421280 maintained by Chase with Societe Generale at 29 Boulevard Haussmann, 75009 Paris, France, (iv) Deutschemarks, account number 400887330900 maintained by Chase with Commerzbank, A.G., Neue Mainzer Strasse 32-36, 60311 Frankfurt am Main 1, Germany, and (v) Pounds Sterling, account number 440/00/04403657 maintained by Chase with National Westminster Bank PLC at National Westminster Tower, 25 Old Broad Street, London EC2, England or (b) any other account in respect of any such Currency as the Agent shall designate in a notice to the Company and the Banks.

"Alternative Currency" shall mean at any time any of Belgian Francs, French Francs, Deutschemarks and Pounds Sterling, so long as at such time, (i) such Currency is dealt with in the London interbank deposit market, (ii) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (iii) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Bank for making any Loan hereunder and/or to permit the relevant Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained.

"Amendment Effective Date" shall mean the date on which all of the conditions set forth in Section 7.01 hereof shall have been satisfied or waived by the Banks and the Agent.

"Applicable Lending Office" shall mean, for each Bank and for each Type and Currency of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type and Currency of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type and Currency are to be made and maintained.

"Applicable Margin" shall mean: (a) with respect to Base Rate Loans, 0% per annum; (b) with respect to LIBOR Loans that are Revolving Credit Loans, the rate for each rating level period set forth in the schedule below under the caption "Revolving Credit Loans"; and (c) with respect to LIBOR Loans that are Eurocurrency Loans, the rate for each rating level period set forth in the schedule below under the caption "Eurocurrency Loans":

                                             LIBOR Loans
Rating                  Revolving Credit Loans           Eurocurrency
Loans
Level I Period                0.3125%                        0.4125%

Level II Period               0.4375%                        0.5000%

Level III Period              0.5000%                        0.5625%

Level IV Period               0.8750%                        1.0000%

Any change in the Applicable Margin for any Class of LIBOR Loans by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

"Approved Borrower" shall mean any Wholly Owned Subsidiary of the Company as to which a Designation Letter has been delivered to the Agent and as to which a Termination Letter shall not have been delivered to the Agent, which Subsidiary has been approved as a borrower hereunder by all of the Banks, all in accordance with Section
2.10 hereof.

"Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

"Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and
(b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

"Base Rate Loans" shall mean Syndicated Loans that bear interest at rates based upon the Base Rate.

"Belgian Francs" shall mean lawful money of the Kingdom of Belgium.

"BMY Joint Venture" shall have the meaning assigned to such term in
Section 9.05(d) hereof.

"Borrowers" shall mean the Company and each Approved Borrower.

"Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a LIBOR Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, any day on which dealings in deposits are carried out in the London interbank market and
(c) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, any Eurocurrency Loan denominated in an Alternative Currency, or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest period, any day on which foreign exchange trading is carried out in the London interbank market and on which banks are open in the place of payment in the country in whose Currency such Eurocurrency Loan is denominated.

"Capitol Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"Chase" shall mean The Chase Manhattan Bank (National Association).

"Class" shall have the meaning assigned to such term in Section 1.03 hereof.

"Closing Date" shall mean August 30, 1993, the date upon which the initial Loan was made hereunder.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Commitments" shall mean the Revolving Credit Commitments and the Eurocurrency Commitments.

"Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 5.04 hereof of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

"Currency" shall mean Dollars or any Alternative Currency.

"Date of this Agreement" and "date hereof" shall mean August 24, 1993.

"Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

"Deutschemarks" shall mean lawful money of the Federal Republic of Germany.

"Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms. The terms "Dispose" and "Disposed" used as a verb shall have a correlative meaning.

"Dollar Equivalent" shall mean, with respect to any Eurocurrency Loan denominated in an Alternative Currency as at any date of determination thereof, the amount of Dollars that would be required to purchase the amount of the Alternative Currency of such Loan on the date two Business Days prior to the date of such Loan, based upon the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by the Agent, of the spot selling rate at which the Reference Banks offer to sell such Alternative Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery on the date of such Loan.

"Dollars" and "$" shall mean lawful money of the United States of America.

"Domestic Subsidiary" shall mean any Subsidiary organized or incorporated under the law of one of the States of the United States of America, the laws of the District of Columbia or the Federal laws of the United States of America.

"Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

"Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

"Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders, or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under
Section 302(f) of ERISA and Section 412(n) of the Code, described in
Section 414(m) or (o) of the Code of which the Company is a member.

"Eurocurrency Banks" shall mean Banks having Eurocurrency Commitments and/or holding Eurocurrency Loans.

"Eurocurrency Commitment" shall mean, for each Eurocurrency Bank, the obligation of such Bank to make Eurocurrency Loans in an aggregate amount at any one time outstanding up to but not exceeding (a) in the case of a Eurocurrency Bank that is a party to this Agreement as of the Restatement Date, the amount set opposite the name of such Bank on the signature pages hereof under the caption "Eurocurrency Commitment" and
(b) in the case of any other Eurocurrency Bank, the aggregate amount of the Eurocurrency Commitment(s) of other Bank(s) acquired by it pursuant to Section 12.06(b) hereof (in each case, as the same may be increased or reduced from time to time pursuant to said Section 12.06(b)). The original aggregate principal amount of the Eurocurrency Commitments is $150,000,000.

"Eurocurrency Commitment Termination Date" shall mean the last Business Day in September, 1998.

"Eurocurrency Loans" shall mean the Syndicated Loans provided for by
Section 2.01(b) hereof, which may be Base Rate Loans and/or LIBOR
Loans.

"Eurocurrency Notes" shall mean the promissory notes provided for by
Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

"Event of Default" shall have the meaning assigned to such term in
Section 10 hereof.

"Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

"French Francs" shall mean lawful money of the Republic of France.

"GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

"Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

"Guarantor" shall mean the Company in its capacity as the guarantor under Section 6 hereof.

"Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

"Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

"Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Net Operating Income for such period to (b) Interest Expense for such period.

"Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

"Interest Period" shall mean:

(a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company (on its own behalf and on behalf of any other Borrower) may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

(b) with respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made and ending on the Quarterly Date next succeeding such date;

(c) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Company (on its own behalf and on behalf of any other Borrower) may select as provided in Section 2.03(b) hereof; and

(d) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company (on its own behalf and on behalf of any other Borrower) may select as provided in Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) no Interest Period for any Money Market Loan may end after the Revolving Credit Termination Date; (ii) no Interest Period for any Revolving Credit Loan may end after the Revolving Credit Termination Date; (iii) no Interest Period for any Eurocurrency Loan may end after the Eurocurrency Commitment Termination Date; (iv) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a LIBOR Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); and (v) notwithstanding clauses (i), (ii) and (iii) above, no Interest Period for any LIBOR Loan or LIBOR Market Loan may have a duration of less than one month.

"Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

"Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

"Level I Period" shall mean any period during which (a) no Event of Default has occurred and is continuing, (b) the Standard & Poor's
Rating is at or above A (or any successor rating) and (c) the Moody's Rating is at or above A3 (or any successor rating).

"Level II Period" shall mean any period, other than a Level I Period, during which (a) no Event of Default has occurred and is continuing,
(b) the Standard & Poor's Rating is at or above BBB (or any successor rating) and (c) the Moody's Rating is at or above Baa2 (or any successor rating).

"Level III Period" shall mean any period, other than a Level I Period or a Level II Period, during which (a) no Event of Default has occurred and is continuing, (b) the Standard & Poor's Rating is at or above BBB- (or any successor rating) and (c) the Moody's Rating is at or above Baa3 (or any successor rating).

"Level IV Period" shall mean any period that is not a Level I Period, a Level II Period or a Level III Period.

"LIBO Base Rate" shall mean, with respect to any LIBOR Loan in any Currency for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by the Agent, of the rates per annum quoted by each respective Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of deposits in such Currency having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by the respective Reference Banks for such Interest Period. If any Reference Bank is not participating in any LIBOR Loans during any Interest Period therefor, the LIBO Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period; provided that in the case of any LIBOR Market Loan, the LIBO Base Rate for such Loan shall be determined with reference to deposits of $25,000,000. If any Reference Bank does not timely furnish such information for determination of any LIBO Base Rate, the Agent shall determine such LIBO Base Rate on the basis of the information timely furnished by the remaining Reference Banks.

"LIBO Margin" shall have the meaning assigned to such term in Section 2.03(c)(ii)(C) hereof.

"LIBO Rate" shall mean, for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the rate of interest specified in the definition of "LIBO Base Rate" in this Section 1.01 for the Interest Period for such Loan divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

"LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section
2.03 hereof.

"LIBOR Loans" shall mean Syndicated Loans interest rates on which are determined on the basis of LIBO Rates and, for the purposes of the definition of "LIBO Base Rate" in this Section 1.01 and in Section 5 hereof, LIBOR Market Loans.

"LIBOR Market Loans" shall mean Money Market Loans interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

"Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

"Loans" shall mean Syndicated Loans and Money Market Loans.

"Majority Banks" shall mean Majority Revolving Credit Banks and
Majority Eurocurrency Banks.

"Majority Eurocurrency Banks" shall mean Eurocurrency Banks having more than 50% of the aggregate amount of the Eurocurrency Commitments, or if the Eurocurrency Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Eurocurrency Loans.

"Majority Revolving Credit Banks" shall mean Revolving Credit Banks having more than 50% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Banks holding more than 50% of the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate unpaid principal amount of the Money Market Loans.

"Margin Stock" shall mean "margin stock" within the meaning of Regulation U and Regulation X.

"Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Approved Borrower to perform its obligations hereunder and under the Notes, (c) the validity or enforceability of this Agreement or of the Notes, (d) the rights and remedies of the Banks and the Agent hereunder and under the Notes or
(e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

"Money Market Borrowing" shall have the meaning assigned to such term in Section 2.03(b) hereof.

"Money Market Loan Limit" shall have the meaning assigned to such term in Section 2.03(c)(ii) hereof.

"Money Market Loans" shall mean the loans provided for by Section 2.03 hereof.

"Money Market Notes" shall mean the promissory notes provided for by
Section 2.08(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

"Money Market Quote" shall mean an offer in accordance with Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

"Money Market Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

"Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

"Moody's Rating" shall mean, at any time, the then current rating
(including the failure to rate) by Moody's of the Company's senior unsecured, unguaranteed long term public debt.

"Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

"Net Income" shall mean, for any period for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), net income for such period.

"Net Operating Income" shall mean, for any period for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), net income (calculated before interest income and expense, equity in net income or loss of unconsolidated companies, taxes, cumulative effect(s) of accounting change(s) and extraordinary and unusual items) for such period plus, if the BMY Joint Venture is formed and the transactions referred to in
Section 9.05(d) hereof are consummated, equity in net income or loss attributable to the BMY Joint Venture (to the extent not included in determining net income) for such period.

"Net Worth" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following:

(a)  the amount of common stock; plus

(b) the amount of any preferred stock that does not have any requirement for the Company to purchase, redeem, retire or otherwise acquire the same; plus

(c) the amount of additional paid-in capital and retained earnings (or, in the case of an additional paid-in capital or retained earnings deficit, minus the amount of such deficit); plus

(d) cumulative translation adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); plus

(e) cumulative pension liability adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); minus

(f)  the cost of treasury stock.

"Notes" shall mean the Syndicated Notes and the Money Market Notes.

"Obligors" shall mean the Borrowers and the Guarantor.

"Original Notes" shall mean the promissory notes of the Company delivered to the lenders party to the Original Credit Agreement on the Closing Date pursuant to the Original Credit Agreement.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

"Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, if the amount so in default is principal of a LIBOR Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

"Pounds Sterling" shall mean lawful money of England.

"Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

"Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

"Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

"Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

"Reference Banks" shall mean Canadian Imperial Bank of Commerce, Chase and Mellon Bank, N.A. (or their respective Applicable Lending Offices, as the case may be).

"Regulations A, Regulation D, Regulation U and Regulation X" shall mean Regulation A, Regulation D, Regulation U and Regulation X, respectively, of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

"Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

"Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

"Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan or LIBOR Market Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBO Rate for Eurocurrency Loans or LIBOR Market Loans (as the case may be) is to be determined as provided in the definition of "LIBO Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes LIBOR Loans or LIBOR Market Loans.

"Restatement Date" shall mean October 20, 1993.

"Revolving Credit Banks" shall mean Banks having Revolving Credit
Commitments and/or holding Revolving Credit Loans.

"Revolving Credit Commitment" shall mean, for each Revolving Credit Bank, the obligation of such Bank to make Revolving Credit Loans in an aggregate amount at any one time outstanding up to but not exceeding
(a) in the case of a Revolving Credit Bank that is a party to this Agreement as of the Restatement Date, the amount set forth opposite the name of such Bank on the signature pages hereof under the caption "Revolving Credit Commitment" and (b) in the case of any other Revolving Credit Bank, the aggregate amount of the Revolving Credit Commitments of other Banks acquired by it pursuant to Section 12.06(b) hereof (in each case, as the same may be reduced or increased from time to time pursuant to Section 2.04 hereof or increased or reduced from time to time pursuant to said Section 12.06(b)). The original aggregate principal amount of the Revolving Credit Commitments is $150,000,000.

"Revolving Credit Loans" shall mean the Syndicated Loans provided for by Section 2.01(a) hereof, which may be Base Rate Loans and/or LIBOR Loans.

"Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

"Revolving Credit Termination Date" shall mean August 23, 1994, as the same may be extended pursuant to Section 2.11 hereof.

"Set Rate" shall have the meaning assigned to such term in Section 2.03(c)(ii)(D) hereof.

"Set Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.

"Set Rate Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

"Standard & Poor's" shall mean Standard & Poor's Corporation or any successor thereto.

"Standard & Poor's Rating" shall mean, at any time, the then current rating (including the failure to rate) by Standard & Poor's of the Company's senior unsecured, unguaranteed long term public debt.

"Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

"Syndicated Loans" shall mean the Revolving Credit Loans and the Eurocurrency Loans.

"Syndicated Notes" shall mean the Revolving Credit Notes and the Eurocurrency Notes.

"Tangible Net Worth" shall mean, as at any date, Net Worth minus, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the sum of the following: the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at additional paid-in capital and retained earnings) but in any event including goodwill, cost in excess of net assets of companies acquired, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves deducted from shareholders' equity not already deducted in the calculation of Net Worth and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1992.

"Total Assets" shall mean, as at any date of determination thereof, the aggregate book value of all assets of the Company and its Subsidiaries that would appear on a consolidated balance sheet of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles.

"Total Capital" shall mean, at any time, Net Worth plus Total Debt.

"Total Debt" shall mean, at any time, the aggregate outstanding principal amount of all Indebtedness of the Company and its Subsidiaries at such time (other than Indebtedness described in clause
(d) of the definition of the term "Indebtedness") determined on a consolidated basis (without duplication) in accordance with GAAP; provided that the term "Total Debt" shall include any preferred stock that provides for the mandatory purchase, retirement, redemption or other acquisition of the same by the Company.

"Type" shall have the meaning assigned to such term in Section 1.03 hereof.

"Wholly Owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are owned or controlled by such Person.

1.02  Accounting Terms and Determinations.

(a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the tanks hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited financial statements as at December 31, 1992 referred to in
Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1992 referred to in Section 8.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited financial statements referred to in
Section 8.02 hereof).

(b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section
9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

(c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30, and September 30 of each year, respectively.

1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class", by "Type" and by "Currency". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Money Market Loan, a Revolving Credit Loan, or a Eurocurrency Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a LIBOR Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type and Eurocurrency Loans that are LIBOR Loans may also be identified by Currency.

Section 2.  Commitments, Loans. Notes and Prepayments.

2.01 Syndicated Loans.

(a) Revolving Credit Loans. Each Revolving Credit Bank severally agrees, on the terms and conditions of this Agreement, to make loans to any Borrower in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Bank as in effect from time to time (such Loans being herein called "Revolving Credit Loans"). Subject to the terms and conditions of this Agreement, during such period each Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and LIBOR Loans.

(b) Eurocurrency Loans. Pursuant to Section 2.01(b) of the Original Credit Agreement, Chase made on the Closing Date the Existing Term Loan to the Company in Dollars as a Base Rate Loan. On the Amendment Effective Date the Existing Term Loan shall be deemed hereunder to be a Eurocurrency Loan that is a Base Rate Loan in Dollars having an Interest Period that ends on the date four Business Days after the Amendment Effective Date and the Eurocurrency Banks shall be deemed to have acquired from Chase interests in the Existing Term Loan in such amounts so that after giving effect to such assignments, the Eurocurrency Banks shall hold Eurocurrency Loans hereunder that are Base Rate Loans in Dollars with Interest Periods that end on the date four Business Days after the Amendment Effective Date ratably in accordance with their respective Eurocurrency Commitments. Thereafter, each Eurocurrency Bank severally agrees, on the terms and conditions of this Agreement, to make loans to any Borrower in Dollars or in any of the Alternative Currencies during the period from and including the Restatement Date to but not including the Eurocurrency Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Eurocurrency Commitment of such Bank as in effect from time to time (such Loans being herein called "Eurocurrency Loans"). Subject to the terms and conditions of this Agreement, during such period each Borrower may borrow, repay and reborrow the amount of the Eurocurrency Commitments by means of Base Rate Loans in Dollars and LIBOR Loans in any Currency. For purposes of determining whether the amount of any borrowing would, together with all other outstanding Eurocurrency Loans, exceed the Eurocurrency Commitments, and for purposes of determining the unused portion of the Eurocurrency Commitments, the amount of each Eurocurrency Loan denominated in an Alternative Currency shall be deemed to be the Dollar Equivalent of the amount in the Alternative Currency of such Eurocurrency Loan.

(c) Limit on LIBOR Loans. No more than six separate Interest Periods in respect of LIBOR Loans of a Class (other than Money Market Loans) from each Bank may be outstanding at any one time.

2.02 Borrowings of Syndicated Loans. The Company (on its own behalf and on behalf of any other Borrower) shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time (in the case of Loans denominated in Dollars) or 11:00 a.m. local time in the location of the Agent's Account (in the case of Eurocurrency Loans denominated in an Alternative Currency) on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall, subject to Section 4.01(a) hereof, make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Agent, at the Agent's Account for the Currency of such Loans in immediately available funds, for account of the relevant Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the relevant Borrower by depositing the same, in immediately available funds, in an account of the relevant Borrower designated by the Company.

2.03  Money Market Loans.

(a) In addition to borrowings of Syndicated Loans, at any time prior to the Revolving Credit Termination Date each Borrower may, as set forth in this Section 2.03, request the Revolving Credit Banks to make offers to make Money Market Loans to it in Dollars. The Revolving Credit Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans (each a "Type" of Money Market Loan), provided that:

(i) there may be no more than ten different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

(ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Revolving Credit Loans, at any one time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments at such time.

(b) When any Borrower wishes to request offers to make Money Market Loans, the Company (on its own behalf and on behalf of any other Borrower) shall give the Agent (which shall promptly notify the Revolving Credit Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day immediately preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Revolving Credit Banks, may agree). Offers to make Money Market Loans may be requested for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market
Borrowing:

(i) the name of the Borrower and the proposed date of such borrowing, which shall be a Business Day;

(ii) the aggregate amount of such Money Market Borrowing, which shall be at least $25,000,000 (or a larger multiple of $5,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

(iii)  the duration of the Interest Period applicable thereto;

(iv)  whether the Money Market Quotes requested for a particular
Interest Period are seeking quotes for LIBOR Market Loans or Set Rate
Loans; and

(v) if the Money Market Quotes requested are seeking quotes for Set Rate Loans, the date, if such date is different from the proposed date of the borrowing, on which the Money Market Quotes are to be submitted (the date on which such Money Market Quotes are to be submitted is called the "Quotation Date"). If no such date is specified, the Quotation Date is the proposed date of borrowing.

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Agent, with the consent of the Majority Revolving Credit Banks, may agree) of any other Money Market Quote Request.

(c) (i) Each Revolving Credit Bank may submit one or more Money Market Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Agent not later than (x) 2:00 p.m. New York time on the fourth. Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Revolving Credit Banks, may agree); provided that any Money Market Quote may be submitted by Chase (or its Applicable Lending Office) only if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03,
7.03 and 10 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of the Company.

(ii) Each Money Market Quote shall be substantially in the form of Exhibit E hereto and shall specify:

(A) the name of the Borrower the proposed date of borrowing and the Interest Period therefor;

(B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Revolving Credit Bank submits Money Market Quotes (x) may be greater or less than the Revolving Credit Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

(C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the LIBO Margin) offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) to be added to or subtracted from the applicable LIBO Rate;

(D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) offered for each such Money Market Loan (the "Set Rate"); and

(E)  the identity of the quoting Bank.

Unless otherwise agreed by the Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made; provided that the submission by any Bank containing more than one Money Market Quote may be conditioned on offers contained in such submission not being accepted to the extent that it would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").

(d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or
(y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company (which will promptly notify the relevant Borrower if it is not the Company) of the terms (i) of any Money Market Quote submitted by a Revolving Credit Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Revolving Credit Bank (identifying the Bank that made each Money Market Quote).

(e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Revolving Credit Banks, may agree), the Company (on behalf of the relevant Borrower) shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted; and the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Bank. The notice of the Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Set Rates that were accepted for each Interest Period. Any Money Market Quote may be accepted in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:

(i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

(ii) the aggregate principal amount of each Money Market Borrowing shall be at least $25,000,000 (or a larger multiple of $5,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

(iii) acceptance of offers may, subject to clause (v) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;

(iv) no offer may be accepted where the Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement
(including, without limitation, Section 2.03(a) hereof); and

(v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank.

If offers are made by two or more Revolving Credit Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company on behalf of the relevant Borrower among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company on behalf of the relevant Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

(f) Any Revolving Credit Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Agent's Account for Dollars in immediately available funds, for account of the relevant Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to such Borrower on such date by depositing the same, in immediately available funds, in an account maintained with Chase at the Principal Office designated by the Company.

(g) The amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Revolving Credit Commitment.

(h) The Company on behalf of the relevant Borrower shall pay to the Agent a fee of $3000 each time the Company gives a Money Market Quote Request to the Agent.

2.04  Chances of Commitments.

(a) The aggregate amount of the Revolving Credit Commitments shall automatically terminate at the open of business on the Revolving Credit Termination Date.

(b) The aggregate amount of the Eurocurrency Commitments shall automatically terminate at the open of business on the Eurocurrency Commitment Termination Date.

(c)  The Company shall have the right at any time or from time to time
(i) so long as no Revolving Credit Loans or Money Market Loans are outstanding, to terminate the Revolving Credit Commitments, (ii) so long as no Eurocurrency Loans are outstanding, to terminate the Eurocurrency Commitments, and (iii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate principal amount of all Money Market Loans) or the Eurocurrency Commitments, as the case may be; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $3,000,000 (or a larger multiple of $1,000,000).

(d)  Any Commitment once terminated or reduced may not be reinstated.

2.05 Facility Fees. The Company shall pay to the Agent for account of each Revolving Credit Bank a facility fee on the daily average amount of such Bank's Revolving Credit Commitment (whether or not utilized), for the period from and including the Amendment Effective Date to but not including the earlier of the date such Revolving Credit Commitment is terminated, at a rate per annum equal to (a) 0.1250% during any Level I Period, (b) 0.1875% during any Level II Period, (c) 0.2500% during any Level III Period and (d) 0.3750% during any Level IV Period. The Company shall pay to the Agent for account of each Eurocurrency Bank a facility fee on the daily average amount of such Bank's Eurocurrency Commitment (whether or not utilized), for the period from and including tne Amendment Effective Date to but not including the earlier of the date such Eurocurrency Commitment is terminated, at a rate per annum equal to (a) 0.1500% during any Level I Period, (b) 0.2500% during any Level II Period, (c) 0.3125% during any Level III Period and (d) 0.3750% during any Level IV Period. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments or the Eurocurrency Commitments, as the case may be, are terminated. Any change in a facility fee by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

2.06 Lending Offices. The Loans of each Type and Currency made by each Bank shall be made and maintained at such Bank's Applicable
Lending Office for Loans of such Type and Currency.

2.07 Several Obligations: Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by any Borrower at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

2.08  Notes.

(a) The Revolving Credit Loans made by each Bank to any Borrower shall be evidenced by a single promissory note of the relevant Borrower, with the guarantee of the Company endorsed thereon in the case of an Approved Borrower, substantially in the form of Exhibit A-l hereto, dated the Amendment Effective Date, payable to the order of such Bank and otherwise duly completed.

(b) The Eurocurrency Loans made by each Bank to any Borrower shall be evidenced by a single promissory note of the relevant Borrower, with the guarantee of the Company endorsed thereon in the case of an Approved Borrower, substantially in the form of Exhibit A-2 hereto, dated the Amendment Effective Date, payable to the order of such Bank and otherwise duly completed.

(c) The Money Market Loans made by any Bank to any Borrower shall be evidenced by a single promissory note of the relevant Borrower, with the guarantee of the Company endorsed thereon in the case of an Approved Borrower, substantially in the form of Exhibit A-3 hereto, dated the Amendment Effective Date, payable to the order of such Bank and otherwise duly completed.

(d) The date, amount, Type, Currency (in the case of Eurocurrency Loans) interest rate and duration of Interest Period of each Loan of each Class made by each Bank to each Borrower, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligations of such Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

(e) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's relevant Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

2.09 Prepayments. Subject to Sections 4.04 and 5.05 hereof, Loans may be prepaid at any time or from time to time, provided that the Company shall give the Agent notice of each such prepayment as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

2.10 Borrowings by Approved Borrowers. The Company may, at any time or from time to time, designate one or more Wholly Owned Subsidiaries as Borrowers hereunder by furnishing to the Agent a letter (a "Designation Letter") in duplicate, substantially in the form of Exhibit G-l hereto, duly completed and executed by the Company and such Subsidiary. Upon approval by all of the Banks (which approval shall not be unreasonably withheld) of such Subsidiary as an Approved Borrower, which approval shall be evidenced by the Agent signing and returning to the Company a copy of such Designation Letter, such Subsidiary shall be an Approved Borrower. There may be no more than ten Approved Borrowers at any one time. So long as all principal and interest on all Loans of any Approved Borrower hereunder have been paid in full, the Company may terminate its status as an Approved Borrower hereunder by furnishing to the Agent a letter (a "Termination Letter"), substantially in the form of Exhibit G2 hereto, duly completed and executed by the Company and such Approved Borrower. Any Termination Letter furnished in accordance with this Section 2.10 shall be effective upon receipt by the Agent. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Approved Borrower shall not affect any obligation of such Approved Borrower theretofore incurred.

2.11 Extension of Revolving Credit Termination Date. (a) The Company may, by notice to the Agent (which shall promptly deliver a copy to each of the Revolving Credit Banks) not less than 60 days and not more than 90 days prior to the Revolving Credit Termination Date then in effect hereunder (the "Existing Termination Date"), request that the Revolving Credit Banks extend the Revolving Credit Termination Date for an additional 364 days from the Consent Date (as defined below). Each Revolving Credit Bank, acting in its sole discretion, shall, by notice to the Company and the Agent given on the date (and, subject to the proviso below, only on the date) 30 days prior to the Existing Termination Date (provided, if such date is not a Business Day, then such notice shall be given on the next succeeding Business Day) (the "Consent Date"), advise the Company whether or not such Revolving Credit Bank agrees to such extension; provided that each Revolving Credit Bank that determines not to extend the Revolving Credit Termination Date (a "Non-extending Bank") shall notify the Agent (which shall notify the Company) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Revolving Credit Bank that does not advise the Company on or before the Consent Date shall be deemed to be a Non-extending Bank. The election of any Revolving Credit Bank to agree to such extension shall not obligate any other Revolving Credit Bank to agree.

(b) The Company shall have the right on or before the Existing Termination Date to replace each Non-extending Bank with, and otherwise add to this Agreement, one or more other banks (which may include any Bank, each prior to the Existing Commitment Termination Date an "Additional Commitment Bank") with the approval of the Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Company and the Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing Termination Date, undertake a Revolving Credit Commitment (if any such Additional Commitment Bank is a Revolving Credit Bank, its Revolving Credit Commitment shall be in addition to such Revolving Credit Bank's Revolving Credit Commitment hereunder on such date).

(c) If (and only if) Revolving Credit Banks holding Revolving Credit Commitments that, together with the Additional Revolving Credit Commitments of the Additional Commitment Banks that will become effective on the Existing Termination Date, aggregate at least 90% of the aggregate amount of the Revolving Credit Commitments (not including the additional Revolving Credit Commitments of the Additional Commitment Banks) on the Consent Date shall have agreed to extend the Existing Termination Date, then, effective as of the Existing Termination Date, the Existing Termination Date shall be extended to the date falling 364 days after the Consent Date (provided, if such date is not a Business Day, then the Revolving Credit Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a "Revolving Credit Bank" with a Revolving Credit Commitment for all purposes of this Agreement.

Notwithstanding the foregoing, the extension of the Revolving Credit Termination Date shall not be effective with respect to any Revolving Credit Bank unless:

(i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, on the Consent Date or on the Existing Termination Date;

(ii)  each of the representations and warranties of the Company in
Section 8 hereof shall be true and correct on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) each Non-extending Bank shall have been paid in full by the Company all principal of, interest on and all other amounts payable hereunder in respect of its Revolving Credit Loans and Money Market Loans and any accrued facility fee payable to it in respect of its Revolving Credit Commitment under Section 2.05 hereof on or before the Existing Termination Date.

Even if the Existing Termination Date is extended as aforesaid, the Revolving Credit Commitment of each Non-extending Bank shall terminate on the Existing Termination Date.

Section 3.  Payments of Principal and Interest.

3.01 Repayment of Loans.

(a) Each Borrower hereby promises to pay to the Agent for account of each Revolving Credit Bank the principal amount of each Revolving Credit Loan made by such Bank to such Borrower, and each Revolving Credit Loan shall mature, on the last day of the Interest Period for such Revolving Credit Loan.

(b) Each Borrower hereby promises to pay to the Agent for account of each Revolving Credit Bank that makes any Money Market Loan to such Borrower the principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.

(c) Each Borrower hereby promises to pay to the Agent for account of each Eurocurrency Bank the principal amount of each Eurocurrency Loan made by such Bank to such Borrower, and each Eurocurrency Loan shall mature, on the last day of the Interest Period for such Eurocurrency Loan.

3.02 Interest. Each Borrower hereby promises to pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank to such Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

(a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin;

(b) if such Loan is a Syndicated Loan that is a LIBOR Loan, for each Interest Period relating thereto, the LIBO Rate for such Loan for such Interest Period plus the Applicable Margin;

(c) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

(d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, each Borrower hereby promises to pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank to such Borrower and on any other amount payable by such Borrower hereunder or under the Notes of such Borrower held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, on the Quarterly Dates, (ii) in the case of a LIBOR Loan or a Money Market Loan, on the last day of the Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a Set Rate Loan) or three months (in the case of a LIBOR Loan or a LIBOR Market Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

Section 4.  Payments: Pro Rata Treatment; Computations:  Etc.

4.01  Payments.

(a) Except to the extent otherwise provided herein, all payments of principal of and interest on Loans made in Dollars, and other amounts (other than the principal of and interest on Eurocurrency Loans made in an Alternative Currency) payable by any Borrower and the Guarantor under this Agreement and the Notes, shall be made in Dollars, and all payments of principal of and interest on Eurocurrency Loans made in an Alternative Currency shall be made in such Alternative Currency, in immediately available funds, without deduction, set-off or counterclaim, to the Agent's Account for such Currency, for account of the Agent, not later than 1:00 p.m. New York time (in the case of Loans denominated in Dollars) or 11:00 a.m. local time in the location of the Agent's Account (in the case of Eurocurrency Loans denominated in an Alternative Currency), on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), provided that if a new Loan is to be made by any Bank to any Borrower on a date such Borrower is to repay any principal of an outstanding Loan of such Bank in the same Currency, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Agent as provided in Section 2.02 hereof or paid by such Borrower to the Agent pursuant to this Section 4.01, as the case may be.

(b) Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the relevant Borrower or the Company with such Bank (with notice to the Company and the Agent).

(c) Each Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

(d) Each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

(e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class (other than of Money Market Loans) from the Banks under Section 2.01 hereof shall be made from the relevant Banks, each payment of facility fee under
Section 2.05 hereof in respect of Revolving Credit Commitments or Eurocurrency Commitments, as the case may be, shall be made for account of the Revolving Credit Banks or the Eurocurrency Banks, respectively, and each termination or reduction of the amount of the Revolving Credit Commitments or Eurocurrency Commitments, as the case may be, under
Section 2.04 hereof shall be applied to the respective Revolving Credit Commitments or Eurocurrency Commitments, as the case may be, of the Revolving Credit Banks or the Eurocurrency Banks, respectively, pro rata according to the amounts of their respective Commitments of such Class; (b) the making of Revolving Credit Loans and Eurocurrency Loans of a particular Type (other than Conversions provided for by Section
5.04 hereof) shall be made pro rata among the relevant Banks according to the amounts of their respective Revolving Credit Commitments and Eurocurrency Commitments and the then current Interest Period for each LIBOR Loan of any Class made on the same date to the same Borrower shall be coterminous; (c) each payment or prepayment of principal of Revolving Credit Loans or Eurocurrency Loans by any Borrower shall be made for account of the relevant Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Eurocurrency Loans by such Borrower shall be made for account of the relevant Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

4.03 Computations. Interest on Money Market Loans and LIBOR Loans (other than LIBOR Loans denominated in Pounds Sterling) and facility fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and LIBOR Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

4.04 Minimum Amounts. Except for Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $1,000,000, in the case of Base Rate Loans, and $5,000,000, in the case of LIBOR Loans, (or, in either case, a larger multiple of $1,000,000) (borrowings or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $10,000,000 (or a larger multiple of $1,000,000) and, if any LIBOR Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

4.05 Certain Notices. Except as otherwise provided in Section 2.03 hereof with respect to Money Market Loans, notices by the Company to the Agent of terminations or reductions of the Commitments, of borrowings and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, or prepayment or the first day of such Interest Period specified below:

                                                Number of
                                                 Business
      Notice                                    Days Prior
   Termination or reduction of Commitments          3

   Borrowing or prepayment of Base Rate Loans       1

   Borrowing or prepayment of, or duration
   of Interest Period for, LIBOR Loans              3


Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing or optional prepayment shall specify the Class of Loans to be borrowed or prepaid, (subject to Section 4.04 hereof) the amount in Dollars (or, in the case of Loans in Alternative Currencies, the Dollar Equivalent) and Type of each Loan to be borrowed or prepaid, the date of borrowing or optional prepayment (which shall be a Business Day) and, in the case of Eurocurrency Loans, the Currency or Currencies in which such Loans are to be made and the account of the relevant Borrower maintained with a commercial bank in the country in whose Currency such Eurocurrency Loans are denominated at which such Loans are to be made available to such Borrower. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the relevant Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurocurrency Loan, within the time period and otherwise as provided in this Section 4.05, such Loan will be made as a Base Rate Loan. Anything in this Agreement to the contrary notwithstanding, in the event that any Borrower shall have outstanding any Base Rate Loans and at least one Business Day prior to the maturity thereof the Company (on behalf of the relevant Borrower) shall have failed to notify the Agent (in compliance with the foregoing provisions of this Section 4.05) that such Borrower intends to reborrow the aggregate amount of such Base Rate Loans on the maturity thereof, then the Company and such Borrower shall be deemed to have requested a new borrowing of Base Rate Loans in the same aggregate principal amount as the maturing Base Rate Loans then outstanding, and the proviso to
Section 4.01(a) hereof shall be applicable thereto.

4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or any Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of any Borrower) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

(i) if the Required Payment shall represent a payment to be made by any Borrower to the Banks, such Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of such Borrower under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

(ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to any Borrower, the Payor and such Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case such Borrower shall return the Required Payment to the Agent, without limiting any claim such Borrower may have against the Payor in respect of the Required Payment).

4.07  Sharing of Payments, Etc.

(a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to such Obligor) in which case it shall promptly notify such Obligor (through notification to the Company) and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

(b) If any Bank shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or such other amounts then due hereunder by such Obligor to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any reasonable expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Each Obligor agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

(d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section
4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

Section 5.  Yield Protection, Etc.

5.01 Additional Costs.

(a) Each Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

(i) shall subject any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

(ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitments of such Bank hereunder); or

(iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Bank requests compensation from any Borrower under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make Loans of the Type with respect to which compensation is requested to such Borrower until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

(b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make LIBOR Loans of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

(c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

(d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section
5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate for any Interest Period:

(a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for either Type of LIBOR Loans as provided herein; or

(b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Banks or, if the related Loans are Eurocurrency Loans, the Majority Eurocurrency Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in the definition of "LIBO Base Rate" in Section
1.01 hereof upon the basis of which the rate of interest for LIBOR Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining LIBOR Loans for such Interest Period; or

(c) in the case of Eurocurrency Loans denominated in an Alternative Currency, any Bank shall determine (which determination shall be conclusive) and notify the Agent that the relevant Alternative Currency is not available in the relevant amounts or for the relevant periods, or that a change in national or international financial, political or economic conditions or exchange controls has occurred which would, in the opinion of such Bank, make it impracticable for such Bank to make, fund or maintain its Loans to be made in such Alternative Currency or for the relevant Borrower to pay the principal of or interest on such Loans as provided in this Agreement;

then the Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Loans of the affected Type or Currency, as the case may be.

5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or LIBOR Market Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make LIBOR Loans shall be suspended until such time as such Bank may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

5.04 Treatment of Affected Loans. If the obligation of any Bank to make LIBOR Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's LIBOR Loans shall be Converted into Base Rate Loans denominated in Dollars (at the Dollar Equivalent if Converted from a LIBOR Loan denominated in an Alternative Currency) on such date as such Bank may specify to the Company (with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

(a) to the extent that such Bank's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b) all Loans that would otherwise be made as LIBOR Loans shall be made instead as Base Rate Loans in the Dollar Equivalent of the LIBOR Loan that would otherwise be made.

Each Bank agrees to give prompt notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's LIBOR Loans pursuant to this Section 5.04 no longer exist.

5.05 Compensation. Each Borrower shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

(a) any payment, optional prepayment or Conversion of a LIBOR Loan or a Set Rate Loan made by such Bank to such Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by such Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
Section 7 hereof to be satisfied) to borrow a LIBOR Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of
(i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for deposits in the applicable currency of leading banks (if such Loan is a LIBOR Loan or a LIBOR Market Loan) or in the United States certificate of deposit market for issuance at face value of certificates of deposit for Dollar deposits (if such Loan is a Set Rate Loan) in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

5.06  U.S. Taxes.

(a) The Company and each other Borrower. that is a U.S. Person agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

(i) to any payment to a Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

(ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (w) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and
(z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

(b) Within 30 days after paying any amount to the Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company (on its own behalf and on behalf of the other Borrowers that are U.S. Persons) shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

5.07 Foreign Taxes. Each Approved Borrower that is not a U.S. Person agrees to pay to each Bank such additional amounts as are necessary in order that the net payment of any amount payable by such Approved Borrower to such Bank hereunder and under its Notes, after deduction for or withholding in respect of any present or future tax, assessment or other charge or levy imposed by or on behalf of the government of the country in which such Approved Borrower is organized, domiciled or resident (or any taxing authority thereof or therein) ("Foreign Taxes") on or with respect to such payment, will not be less than the amount stated herein and in such Notes to be payable. Without in any way affecting any Approved Borrower's obligations under this Section 5.07, if any such Approved Borrower is required by applicable law or regulation to make any deduction or withholding of any Foreign Taxes in respect of any payment hereunder to any Bank, such Approved Borrower agrees to furnish to such Bank (i) within 45 days of such payment, the originals or certified copies of all governmental tax receipts in respect of such Foreign Taxes and (ii) promptly at the request of such Bank, any other information, documents and receipts that such Bank may reasonably require (and that such Approved Borrower can obtain with reasonable efforts) to establish to its satisfaction the full and timely payment of such Foreign Taxes and to permit such Bank to claim such Foreign Taxes as a credit or a deduction in the computation of the income taxes imposed on such Bank by or on behalf of the government of the country in which such Bank is organized, domiciled or resident.

5.08 Replacement Banks. Provided that no Default shall have occurred and be continuing, the Company may, at any time, replace any Bank that has requested compensation from the Company or any Approved Borrower pursuant to Section 5.01 hereof or who shall have delivered the notification referred to in Section 5.02(c) hereof or whose obligation to make additional LIBOR Loans or LIBOR Market Loans has been suspended pursuant to Section 5.03 hereof or that is entitled to payment of additional amounts under Section 5.06 or Section 5.07 hereof or that has failed, and such failure has continued for two Business Days, to make payment to the Agent of the proceeds of a Loan to be made by such Bank hereunder after satisfaction of all conditions precedent to such Loan (any such Bank being herein called an "Affected Bank"), by giving not less than ten Business Days' prior written notice to the Agent (which shall promptly notify such Affected Bank and each other Bank), that it intends to replace such Affected Bank with one or more banks (including, but not limited to, any other Bank under this Agreement) selected by the Company and acceptable to the Agent (which shall not unreasonably withhold its acceptance). The method (whether by assignment or otherwise) of and documentation for such replacement shall be acceptable to the Affected Bank and the Agent (which shall not unreasonably withhold their acceptance and shall cooperate with the Company in effecting such replacement). Upon the effective date of any replacement pursuant to this Section 5.08 (and as a condition thereto), the Company shall, or shall cause the replacement bank(s) to, pay to the Affected Bank being replaced any amounts owing to such Affected Bank hereunder (including, without limitation, principal, interest, facility fees, compensation and additional amounts under this Section 5, in each case accrued to the effective date of such replacement), whereupon each replacement bank shall for all purposes of this Agreement become a "Revolving Credit Bank" having a Revolving Credit Commitment in the amount of such Affected Bank's Revolving Credit Commitment assumed by it, and/or a "Eurocurrency Bank" having a Eurocurrency Commitment in the amount of such Affected Bank's Eurocurrency Commitment assumed by it, as the case may be, in each case holding Loans acquired by it, and such Revolving Credit Commitment or Eurocurrency Commitment of the Affected Bank being replaced shall be terminated upon such effective date and all of such Affected Bank's rights and obligations under this Agreement shall terminate (provided that the obligations of the Company under Sections 5.01, 5.05, 5.06,
5.07 and 12.03 hereof to such Affected Bank and the obligations of such Affected Bank under Section 11.05 hereof to the Agent shall, in either case, survive such replacement as provided in Section 12.07 hereof).

Section 6.  Guarantee.

6.01 Guarantee. The Guarantor hereby guarantees to each Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank of, any Approved Borrower and all other amounts from time to time owing to the Banks or the Agent by any Approved Borrower under this Agreement pursuant to its Designation Letter and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if any Approved Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

6.02 Obligations Unconditional.  The obligations of the Guarantor under
Section 6.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Approved Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein (including, without limitation, any Designation Letter), or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

(i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted; or

(iii) the maturity of any of the Guaranteed obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against any Approved Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

6.03 Reinstatement.  The obligations of the Guarantor under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Approved Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantor agrees that it will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration.

6.04 Subrogation. The Guarantor hereby irrevocably waives all rights of subrogation or contribution, whether arising by operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees that for the benefit of each of its creditors (including, without limitation, each Bank and the Agent) that any such payment by it of the Guaranteed Obligations of any Approved Borrower shall constitute a contribution of capital by the Guarantor to such Approved Borrower.

6.05 Remedies. The Guarantor agrees that, as between the Guarantor and the Banks, the obligations of any Approved Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Approved Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Approved Borrower) shall forthwith become due and payable by the Guarantor for purposes of said section 6.01.

6.06 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.  Conditions Precedent.

7.01 Conditions to Effectiveness. The effectiveness of the amendment and restatement of the Original Credit Agreement provided for hereby is subject to the receipt by the Agent (with sufficient copies for each Bank) of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Bank) in form and substance:

(a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of the Company and of all corporate authority for the Company (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of this Agreement and the Notes of the Company and each other document to be delivered by the Company from time to time in connection herewith and the Loans hereunder (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company).

(b) Officer's Certificate. A certificate of a senior officer of the Company, dated the Amendment Effective Date, to the effect set forth in the first sentence of Section 7.03 hereof.

(c) Opinion of Counsel to the Company. An opinion, dated the Amendment Effective Date, of Mudge Rose Guthrie Alexander & Ferdon, counsel to the Company, substantially in the form of Exhibit B hereto and covering such other matters as the Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agent).

(d) Opinion of Special New York Counsel to Chase. An opinion, dated the Amendment Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit C hereto.

(e)  Notes.  A Revolving Credit Note, Money Market Note and
Eurocurrency Note for each Bank, duly completed and executed by the Company dated in accordance with Section 2.08, hereof in exchange for the Original Notes.

(f) Other Documents. Such other documents as the Agent or any Bank or special New York counsel to Chase may reasonably request.

The effectiveness of the amendment and restatement of the Original Credit Agreement provided for hereby is also subject to (a) the payment by each Bank (other than Chase) to the Agent for account of Chase of an amount equal to the principal amount of the Eurocurrency Loan deemed to be acquired by such Bank pursuant to the second sentence of Section 2.01(b) hereof, (b) the payment by the Company to the Agent for account of Chase of interest on the Existing Term Loan, and facility fee under
Section 2.05 of the Original Credit Agreement, in each case accrued to the Amendment Effective Date and (c) the payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Bank or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

7.02 Initial Loan to any Approved Borrower. The obligation of any Bank to make its initial Loan hereunder to any Approved Borrower is subject to the following additional conditions precedent, each of which shall have been fulfilled to the satisfaction of such Bank:

(a) Corporate Documents. The Agent shall have received (with sufficient copies for each Bank) certified copies of the charter and by-laws (or equivalent documents) of such Approved Borrower and of all corporate authority for such Approved Borrower (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of the Designation Letter delivered by such Approved Borrower, this Agreement and the Notes of such Approved Borrower and each other document to be delivered by such Approved Borrower from time to time in connection with any of the foregoing documents and instruments and the Loans hereunder (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company).

(b) Opinion of Counsel to such Approved Borrower. The Agent shall have received (with sufficient copies for each Bank) an opinion of counsel (satisfactory to the Agent) to such Approved Borrower, substantially in the form of Exhibit B-2 hereto, with such changes therein as the Agent or any Bank may reasonably request to address matters of foreign law, and covering such other matters as the Agent or any Bank may reasonably request.

(c) Notes. The Agent shall have received for each Bank its Revolving Credit Note, Money Market Note and Eurocurrency Note duly completed and executed by such Approved Borrower.

(d) Designation Letter. The Agent shall have received (with sufficient copies for each Bank) a Designation Letter, duly executed by such Approved Borrower and the Company and acknowledged by the Agent.

(e) Financial Statements. The Agent shall have received (with sufficient copies for each Bank) the financial statements of such Approved Borrower required pursuant to the fourth paragraph of such Approved Borrower's Designation Letter.

(f) Other Documents. The Agent shall have received such other documents as the Agent and or any Bank or special New York counsel to Chase may reasonably request.

7.03 Initial and Subsequent Loans. The obligation of any Bank to make any Loan (including any Money Market Loan and such Bank's initial Syndicated Loan) hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof: (a) no Event of Default (and, if such borrowing will increase the aggregate outstanding principal amount of Loans of any Bank, no Default) shall have occurred and be continuing; and (b) the representations and warranties made by the Company in Section 8 hereof (other than, if such borrowing will not increase the aggregate outstanding principal amount of Loans of any Bank, the last sentence of Section 8.02 hereof and
Section 8.03 hereof) shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).

Section 8. Representations and Warranties. The Company represents and warrants to the Agent and the Banks that:

Part A.  Representations and Warranties or the Company.

8.01 Corporate Existence.  Each of the Company and its Subsidiaries:
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and
(c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

8.02 Financial Condition. The Company has heretofore furnished to each of the Banks a consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1992 and the related consolidated statements of income, cash flows and changes in shareholders' equity of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Coopers & Lybrand, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1993 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the six-month period ended on such date. All such financial statements present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year and six-month period ended on said dates (subject, in the case of such financial statements as at June 30, 1993, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates (or the notes thereto in the case of such yearend financial statements). Since December 31, 1992, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements as at said date (or the notes thereto).

8.03 Litigation. Except as disclosed in Schedule III hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

8.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

8.05 Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes; the execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or the Notes or for the legality, validity or enforceability hereof.

8.07 Use of Credit. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

8.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 9.01(e) hereof.

8.09 Taxes. As of the Amendment Effective Date, the Company and its Domestic Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

8.10 Investment Company Act.  Neither the Company nor any of its
Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

8.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

8.12  Material Agreements and Liens.

(a) Part A of Schedule I hereto is a complete and correct list, as of the Restatement Date, of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

(b) Part B of Schedule I hereto is a complete and correct list, as of the Restatement Date, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule I.

8.13 Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.
There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries that have not been made available to the Banks.

8.14 Subsidiaries, Etc. Set forth in Schedule II hereto is a complete and correct list, as of the Restatement Date, of all of the Subsidiaries of the Company, together with, for each such Subsidiary,
(i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.

8.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agent and the Banks in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby.

Part B. Representations and Warranties of the Approved Borrowers. Each Approved Borrower represents and warrants to the Banks that:

8.16 Corporate Existence of Approved Borrower.  It and each of its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and
(c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

8.17 No Breach. None of the execution and delivery of its Designation Letter, this Agreement and its Notes, the consummation of the transactions therein and herein contemplated and compliance with the terms and provisions thereof and hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws or other organizational documents of such Approved Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which such Approved Borrower or any of its Subsidiaries is a party or by which any of them or their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

8.18 Action. Such Approved Borrower has all necessary corporate or other power and authority to execute, deliver and perform its obligations under its Designation Letter, this Agreement and its Notes, to perform its obligations hereunder and thereunder; the execution and delivery by such Approved Borrower of its Designation Letter, its Notes and the performance by such Approved Borrower hereof and thereof have been duly authorized by all necessary corporate or other action on its part (including, without limitation, any required shareholder approvals); and each of its Notes when executed and delivered for value and its Designation Letter when executed and delivered by such Approved Borrower, will constitute, the legal, valid and binding obligation of such Approved Borrower, enforceable against such Approved Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.19 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by such Approved Borrower of its Designation Letter, this Agreement or its Notes or for the validity or enforceability thereof.

8.20 Taxes on Payments of Approved Borrowers. Except as disclosed to the Banks in writing prior to the delivery of such Approved Borrower's Designation Letter, there is no income, stamp or other tax of any country, or of any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Approved Borrower pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Designation Letter, this Agreement or its Notes.

Section 9. Covenants of the Company. The Company covenants and agrees with the Banks and the Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by each Obligor hereunder:

9.01 Financial Statements, Etc. The Company shall deliver to each of the Banks:

(a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied (except that not all financial statements are accompanied by notes), as at the end of, and for, such period (subject to normal year-end audit adjustments);

(b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements and the notes thereto present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a report of such accountants stating that, in connection with their audit, nothing came to their attention, except as specifically stated, that caused them to believe that the Company failed to comply with the terms, covenants, provisions or conditions of
Section 9.07, 9.08, 9.09, 10(a) or 10(b) hereof (in the case of such
Section 10(b), as such Section relates to any payment default by the Company or any of its Subsidiaries with respect to the principal of or interest on any of its Indebtedness (other than the Loans) aggregating $11,000,000 or more) insofar as they relate to accounting matters;

(c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

(d) promptly upon the mailing thereof to the shareholders of the Company generally or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed;

(e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

(i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

(ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

(iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

(vi)  the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

(f) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

(g) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07, 9.08 and 9.09 hereof as of the end of the respective quarterly fiscal period or fiscal year.

9.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Bank notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

9.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

(a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

(b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

(c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

(e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

(f) permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be).

9.04 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies (which insurance companies shall, in any event, have an A.M. Best rating of "B+" or better), and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

9.05 Prohibition of Fundamental Chances. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Subsidiaries to, Dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property (for which purpose, the Disposition of all or a substantial part of the capital stock of a Subsidiary shall be deemed to be the Disposition of all or a substantial part of the Property of such Subsidiary), whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out tools, equipment or other Property no longer used or useful in its business and (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms). Notwithstanding the foregoing provisions of this Section 9.05:

(a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that
(x) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

(b) any Subsidiary of the Company may Dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company;

(c) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly Owned Subsidiary of the Company and (ii) after giving effect thereto no Default would exist hereunder;

(d) The Company may effect the Disposition of its BMY-Combat Systems Division to a joint venture (the "BMY Joint Venture") as described in its Annual Report for the fiscal year of the Company ended December 31, 1992 and on terms and conditions substantially similar to those set forth in the Company's letter to Chase dated August 19, 1993; and

(e) The Company or any of its Subsidiaries may effect any other Disposition (the "Subject Disposition") so long as (i) the aggregate book value of the Property that is the subject of the Subject Disposition and of all other Property Disposed of pursuant to this paragraph (e) during the period of twelve months ending on the date of the Subject Disposition minus the aggregate principal amount of Loans repaid with cash received by the Company or any of its Subsidiaries in connection with the Subject Disposition and such other Dispositions during such period (provided that the Commitments shall have been reduced by a like amount) does not exceed 5% of Total Assets as at the date of the Subject Disposition and (ii) the aggregate book value of all Property Disposed of pursuant to this paragraph (e) during the period commencing on the date of this Agreement and ending on the date of the Subject Disposition minus the aggregate principal amount of Loans repaid with cash received by the Company or any of its Subsidiaries in connection with the Subject Disposition and such other Dispositions during such period (provided that the Commitments shall have been reduced by a like amount) does not exceed 15% of Total Assets as at the date of the Subject Disposition.

9.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

(a)  Liens in existence on the date hereof and listed in Part B of
Schedule I hereto;

(b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

(c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

(d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

(e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(g) Liens on Property of any corporation that becomes a Subsidiary of the Company after the date of this Agreement, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

(h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon;

(i) additional Liens upon real and/or personal Property created after the date hereof, provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $5,000,000 in the aggregate at any one time outstanding; and

(j) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

9.07 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth opposite such period:

           Period                    Ratio
    From the Closing Date
    through December 30, 1994      3.50 to 1

    From December 31, 1994
    and at all times thereafter    4.00 to 1

9.08 Tangible Net Worth. The Company will not at any time on and after the date hereof to but excluding September 30, 1993 permit Tangible Net Worth to be less than $175,000,000 and the Company will not at any time on and after September 30, 1993 permit Tangible Net Worth to be less than $175,000,000 plus the sum of 50% of Net Income for each fiscal quarter of the Company from and including the fiscal quarter ending on September 30, 1993 to the fiscal quarter ending on or most recently ended prior to such time (for which purpose a net loss shall be deemed to be Net Income of zero).

9.09 Total Debt to Total Capital Ratio. The Company will not permit the ratio of Total Debt to Total Capital at any time during any period set forth below to exceed the ratio set forth opposite such period:

           Period                    Ratio
    From the Closing Date
    through December 31, 1994      0.55 to 1

    From January 1, 1995
    through December 31, 1995      0.50 to 1

    From January 1, 1996
    and at all times thereafter    0.45 to 1

9.10 Lines of Business. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of manufacturing, providing, distributing and selling such diverse goods and industrial services, principally for defense, industrial, commercial and construction applications, the same or similar to those goods and services as are manufactured, provided, distributed and sold by the Company on the date hereof.

9.11 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (w) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (x) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate, (y) the Company may Guarantee the obligations of an Affiliate (other than the BMY Joint Venture) so long as (I) the fraction, expressed as a percentage, the numerator of which is the aggregate amount of such Affiliate's obligations Guaranteed by the Company and the denominator of which is the aggregate amount of such Affiliate's obligations that are Guaranteed by any Person (including by the Company) does not exceed the fraction, expressed as a percentage, the numerator of which is the number of shares of capital stock or partnership or other ownership interests of such Affiliate owned directly or indirectly by the Company and the denominator of which is the total number of shares of capital stock or partnership or other ownership interests of such Affiliate owned by any Person (including, directly or indirectly, by the Company) and (II) the aggregate amount of obligations of Affiliates Guaranteed by the Company as permitted by this clause (y) does not exceed $25,000,000 and (z) the Company may Guarantee the obligations of the BMY Joint Venture in the ordinary course of business.

9.12 Use of Proceeds. The proceeds of the Loans hereunder will be used solely for general corporate purposes (in compliance with all applicable legal and regulatory requirements) of the Company and its Subsidiaries; provided that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

(a) Any Borrower shall default in the payment when due (whether at stated maturity or upon optional prepayment) of any principal of or interest on any Loan, any fee or any other amount payable by it hereunder; or

(b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $11,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement for a notional principal amount exceeding $5,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

(c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by any Borrower, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d) The Company shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.05, 9.06, 9.07, 9.08 or
9.09 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Agent or the Majority Banks (through the Agent); or

(e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
(vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition of readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or
(iii) similar relief in respect to the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of foregoing shall be entered and continue unstaying and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

(h) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive or judgment amounts fully covered by insurance where the insurer has admitted liability in respect of judgment) or in excess of $10,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event of condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks notified to the Company shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Banks notified to the Company, would either individually or in the aggregate) have a Material Adverse Effect; or

(j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries or (or there shall have been asserted against the Company or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Banks notified to the Company are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect; or

(k) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3-and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the common stock of the Company (on a fully diluted basis);

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to the Company, (A) the Agent may, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Agent may and, upon request of Banks holding more than 50% of the aggregate unpaid principal amount of the Loans shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans made to any Borrower and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable (provided that (x) if so requested by the Majority Revolving Credit Banks, the Agent shall take such action with respect to the Revolving Credit Commitments and/or the Revolving Credit Loans, Money Market Loans and such interest and other amounts to the extent owed to the Revolving Credit Banks and (y) if so requested by the Majority Eurocurrency Banks, the Agent shall take such action with respect to the Eurocurrency Commitments and the Eurocurrency Loans and such interest and other amounts to the extent owed to the Eurocurrency Banks), whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause
(f) or (g) of this Section 10 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans made to each Borrower and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

Section 11.  The Agent.

11.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;
(b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Banks, the Majority Eurocurrency Banks or all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

11.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Sections 11.01 and 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks or, if provided herein, the Majority Revolving Credit Banks or the Majority Eurocurrency Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks, the Majority Revolving Credit Banks, the Majority Eurocurrency Banks or all of the Banks.

11.04 Rights as a Bank. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

11.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or reasonable costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the reasonable costs and expenses that the Company is obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

11.06 Non-Reliance on Agents and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

11.07 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks or their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

Section 12.  Miscellaneous.

12.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Agent or any Bank relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by such Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, each Obligor shall take all measures necessary for any such action or proceeding commenced by the Agent or any Bank to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by such Obligor.

12.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Each Approved Borrower hereby agrees that each notice or other communication provided for herein may be furnished to the Company or by the Company on its behalf in the manner specified above and each Approved Borrower further agrees that failure of the Company to deliver to such Approved Borrower any notice furnished in accordance with this
Section 12.02 shall not affect the validity of such notice.

12.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the Notes (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of each Bank and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel, including allocated costs of in-house counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the Notes or any other document referred to herein.

The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Bank, whether or not the Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Agent and each Bank from, and hold the Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Agent or any Bank shall be in possession of any such site or facility following the exercise by the Agent or any Bank of any of its rights and remedies hereunder.

12.04 Amendments. Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company (on its own behalf and on behalf of the other Borrowers), the Agent and the Majority Banks, or by the Company (on its own behalf and on behalf of the other Borrowers) and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the terms of Section 6 hereof or this Section 12.04, (vi) modify the definition of the term "Majority Banks", "Majority Revolving Credit Banks" or "Majority Eurocurrency Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (vii) in the case of the initial Loan hereunder to any Borrower, waive any of the conditions precedent set forth in Section
7.01 or 7.02 hereof, as the case may be, and Section 7.03 hereof; (b) any modification or waiver of the conditions precedent specified in
Section 7.03 hereof shall require, in the case of Revolving Credit Loans, the consent of the Majority Revolving Credit Banks only and, in the case of Eurocurrency Loans, the consent of the Majority Eurocurrency Banks only; and (c) any modification or supplement altering the rights or obligations of the Agent or of Section 11 hereof shall require the consent of the Agent.

12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.06  Assignments and Participations.

(a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

(b) Each Bank may assign any of its Loans, its Notes, and its Commitments (but only with the consent of, in the case of its Commitments, the Company and the Agent, which consent will not be unreasonably withheld); provided that (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $10,000,000; (iii) each such assignment by a Bank of its Revolving Credit Loans, Revolving Credit Note or Revolving Credit Commitment shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note and Revolving Credit Commitment is assigned to the respective assignee; and (iv) each such assignment by a Bank of its Eurocurrency Loans, Eurocurrency Note and Eurocurrency Commitment shall be made in such manner so that the same portion of its Eurocurrency Loans, Eurocurrency Note and Eurocurrency Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment(s) and Loans specified in such instrument, and upon consent thereto by the Company and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it (in addition to the Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $3,000.

(c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall not, except as otherwise provided in Section 4.07(c) hereof, have any rights or benefits under this Agreement or any Note (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitments, and as if such Bank were funding each of such Loan and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion or any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof to the extent that the same, under Section 12.04 hereof, requires the consent of each Bank.

(d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Bank may (without notice to the Company, the Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

(e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.13(b) hereof.

(f) Anything in this Section 12.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

12.07 Survival. The obligations of the Obligors under Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof, and the obligations of the Banks under Section 11.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

12.10 Governing Law: Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Approved Borrower hereby agrees that service of process if any such action or proceeding brought in New York may be made upon such Approved Borrower by service upon the Company at the "Address for Notices" specified below its name on the signature pages hereof and each Approved Borrower hereby irrevocably appoints the Company as its authorized agent ("Process Agent") to accept, on behalf of its property such service of process in New York.

12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.12 Judgment Currency. This is an international loan transaction in which the specification of Dollars or an Alternative Currency, as the case may be (the "Specified Currency"), any payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrowers under this Agreement and the Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Agent or any Bank hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

12.13 Treatment of Certain Information:  Confidentiality.

(a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Bank hereunder.
Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

(b)Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Banks or the Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit F hereto; provided, further. that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Company. The obligations of each Bank under this Section 12.13 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 12.13 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 12.06 hereof.

12.14 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) embody the entire agreement and understanding between the Borrowers, on the one hand, and the Banks, on the other, and supersedes all prior agreements and understandings relating to the subject matter hereof.




IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HARSCO CORPORATION


By:  /S/Ronald W. Kaplan
Name:  Ronald W. Kaplan
Title:  Vice President & Treasurer

Address for Notices:

Harsco Corporation
350 Poplar Church Road
Camp Hill, Pennsylvania  17011-8888

Attention:  Treasurer
Telecopier No.: (717) 763-6424
Telephone No.: (717) 763-7064
















Revolving Credit Commitment       THE CHASE MANHATTAN BANK
$ 6,500,000                       (NATIONAL ASSOCIATION)
Eurocurrency Commitment
$20,500,000

By:  /S/Elaine Francolino
   Name:  Elaine Francolino
   Title:  Managing Director

Lending Office for all Loans:

The Chase Manhattan Bank
    (National Association)
1 Chase Manhattan Plaza
New York, New York 10081

Address for Notices:

The Chase Manhattan Bank
   (National Association)
1 Chase Manhattan Plaza
New York, New York  10081

Attention:  Elaine Francolino

Telecopier No.: (212) 552-7075
Telephone No.: (212) 552-5343













Revolving Credit Commitment           CIBC, INC.
$ 9,750,000
Eurocurrency Commitment
$ 9,750,000

By:  /S/Brian E. O'Callahan
   Name:  Brian E. O'Callahan
   Title:  Authorized Signatory

Lending Office for all Loans:

CIBC, Inc.
2 Paces West, Suite 1200
2727 Paces Ferry Road
Atlanta, GA 30339

Address for Notices:

CIBC, Inc.
425 Lexington Avenue
New York, New York  10017

Attention:  Brian E. O'Callahan

Telecopier No.: (212) 856-3991

Telephone No.: (212) 856-3571





















Revolving Credit Commitment      MELLON BANK, N.A.
$ 9,750,000
Eurocurrency Commitment
$ 9,750,000

By:  /S/Gilbert B. Mateer
   Name:  Gilbert B. Mateer
   Title:  Assistant Vice President

By:  /S/Donald G. Cassidy Jr.
   Name:  Donald G. Cassidy Jr.
   Title:  First Vice President

Lending Office for all Loans:

Mellon Bank, N.A.
Loan Administration
Room 153-2332
Pittsburgh, PA 15259

Address for Notices:

Mellon Bank, N.A.
Loan Administration
Room 153-2332
Pittsburgh, PA 15259

Attention:  Elaine Wasburn

Telecopier No.: (412) 236-2028

Telephone No.: (412) 234-4748















Revolving Credit Commitment     NATIONSBANK OF NORTH CAROLINA, N.A.
$ 9,750,000
Eurocurrency Commitment
$ 9,750,000

By:  /S/M. Gregory Seaton
   Name:  M. Gregory Seaton
   Title:  Senior Vice President

Lending Office for all Loans:

NationsBank of North Carolina, N.A.
1 NationsBank Plaza (6-19)
Charlotte, NC 28255

Address for Notices:

NationsBank of North Carolina, N.A.
NationsBank Corp. Center 8th Floor
Charlotte, NC  28255

Attention:  M. Gregory Seaton
            Vice President

Telecopier No.: (704) 386-3271

Telephone No.: (704) 386-8843






















Revolving Credit Commitment       SHAWMUT BANK, NA
$ 9,750,000
Eurocurrency Commitment
$ 9,750,000

By:   /S/Gary P. Kearns
   Name:  Gary P. Kearns
   Title:  Senior Vice President

Lending Office for all Loans:

Shawmut Bank, NA
National Banking Group
One Federal Street
OF-0324
Boston, Massachusetts  02211

Address for Notices:

Shawmut Bank, NA
National Banking Group
One Federal Street
OF-0324
Boston, Massachusetts  02211

Attention:  Kerry Day

Telecopier No.: (617) 292-4460

Telephone No.: (617) 292-3064











Revolving Credit Commitment     UNION BANK OF SWITZERLAND
$ 9,750,000
Eurocurrency Commitment
$ 9,750,000

By:  /S/Bruce T. Richards
   Name:  Bruce T. Richards
   Title:  First Vice President


By:  /S/Jean Claude de Roche
   Name:  Jean Claude de Roche
   Title: Assistant Vice President

Lending Office for all Loans:





Address for Notices:


Union Bank of Switzerland
299 Park Avenue
New York, New York  10171

Attention:  Bruce Richards
            First Vice President

Telecopier No.:

Telephone No.:  (212) 715-3000















Revolving Credit Commitment     BANK OF AMERICA NATIONAL TRUST
$ 7,000,000                       AND SAVINGS ASSOCIATION
Eurocurrency Commitment
$ 7,000,000

By: /S/W. L. Hess
   Name:  W. L. Hess
   Title:  Vice President

Lending Office for all Loans:

Bank of America National Trust
   and Savings Association
1850 Gateway Blvd.
Concord, CA 94520

Address for Notices:

Bank of America National Trust
and Savings Association
555 California Street
San Francisco, CA 94137

Attention:  Carolyn Alberts

Telecopier No.: (415) 622-2235/7

Telephone No.: (415) 622-2020













Revolving Credit Commitment     THE BANK OF NEW YORK
$ 7,000,000
Eurocurrency Commitment
$ 7,000,000

By:  /S/Michael Flannery
   Name:  Michael Flannery
   Title:  Vice President

Lending Office for all Loans:

The Bank of New York
One Wall Street, 22nd Floor
New York, New York 10286

Address for Notices:

The Bank of New York
One Wall Street, 22nd Floor
New York, New York 10286

Attention:  Mike Flannery

Telecopier No.: (212) 635-6397

Telephone No.: (212) 635-6807














Revolving Credit Commitment     COMMERZBANK AG NEW YORK BRANCH
$ 7,000,000
Eurocurrency Commitment
$ 7,000,000

By:  /S/Robert Ten Have
   Name:  Robert Ten Have
   Title:  Vice President

By:  /S/W. Niemeyer
   Name:  W. Niemeyer
   Title:  Vice President

Lending Office for all Loans:

Commerzbank AG New York Branch
2 World Financial Center
New York, New York  10281-1050

Address for Notices:

Commerzbank AG New York Branch
2 World Financial Center
New York, New York  10281-1050

Attention:  Robert Ten Have

Telecopier No.: (212) 266-7315

Telephone No.: (212) 266-7317


















Revolving Credit Commitment     CORESTATES BANK N.A.
$ 7,000,000
Eurocurrency Commitment
$ 7,000,000

By:  /S/Thomas M. Harper
   Name:  Thomas M. Harper
   Title:  Vice President

Lending Office for all Loans:

CoreStates Bank N.A.
1500 Market Street
FC 1-3-18-8
Philadelphia, Pennsylvania 19101

Address for Notices:

CoreStates Bank N.A.
FC1-1-82-1
1345 Chestnut Street
Philadelphia, Pennsylvania  19101-7618

Attention:  Tom Harper
            Vice President

Telecopier No.: 215-973-6745

Telephone No.: 215-973-3645




















Revolving Credit Commitment     DAUPHIN DEPOSIT BANK & TRUST COMPANY
$14,000,000
Eurocurrency Commitment
$ 0.00

By:  /S/Susan L. Davies
   Name:  Susan L. Davies
   Title:  Assistant Vice President

Lending Office for all Loans:

Dauphin Deposit & Trust Company
213 Market Street
Harrisburg, Pennsylvania  17105

Address for Notices:

Dauphin Deposit & Trust Company
213 Market Street
Harrisburg, Pennsylvania  17105

Attention:  Susan L. Davies

Telecopier No.: (717) 232-5092

Telephone No.: (717) 255-2120






















Revolving Credit Commitment     THE FIRST NATIONAL BANK OF MARYLAND
$ 7,000,000
Eurocurrency Commitment
$ 7,000,000

By:  /S/Steven G. Ricklefs
   Name:  Steven G. Ricklefs
   Title:  Vice President

Lending Office for all Loans:

The First National Bank of Maryland
Suite 510
96 South George Street
York, Pennsylvania  17405

Address for Notices:

The First National Bank of Maryland
Suite 510
96 South George Street
York, Pennsylvania  17405

Attention:  Steven G. Ricklefs

Telecopier No.: (717) 845-3026

Telephone No.: (717) 848-2265













Revolving Credit Commitment     GULF INTERNATIONAL BANK B.S.C.
$ 7,000,000
Eurocurrency Commitment
$ 7,000,000

By:  /S/Thomas E. Fitzherbert
   Name:  Thomas E. Fitzherbert
   Title:  Vice President

By:  /S/Abdel-Fattah Tahoun
   Name:  Abdel-Fattah Tahoun
   Title:  Vice President

Lending Office for all Loans:

Gulf International Bank B.S.C.
Grand Cayman Branch
380 Madison Avenue
New York, New York  10017

Address for Notices:

GIB Grand Cayman Branch
c/o GIB New York Branch
380 Madison Avenue
New York, New York  10017

Attention:  T.E. Fitzherbert

Telecopier No.: (212) 922-2309

Telephone No.: (212) 922-2320















Revolving Credit Commitment     NATIONAL WESTMINSTER BANK PLC
$ 7,000,000                       NEW YORK BRANCH
Eurocurrency Commitment
$ 7,000,000

By:  /S/G. M. Sherman
   Name:  G. M. Sherman
   Title:  Vice President

Lending Office for Base Rate Loans:

National Westminster Bank Plc
   New York Branch
175 Water Street
New York, New York 10038

Lending Office for LIBOR Loans:

National Westminster Bank Plc
   Nassau Branch
175 Water Street
New York, New York 10038

Address for Notices:

National Westminster Bank Plc
   New York Branch
175 Water Street
New York, New York  10038

Attention:  Robert Passavello

Telecopier No.: (212) 602-4118

Telephone No.: (212) 602-4149













Revolving Credit Commitment     SOCIETE GENERALE
$ 7,000,000
Eurocurrency Commitment
$ 7,000,000

By:  /S/Gordon R. Eadon
   Name:  Gordon R. Eadon
   Title:  Vice President

Lending Office for all Loans:

Societe Generale
50 Rockefeller Plaza
New York, New York  10020

Address for Notices:

Societe Generale
50 Rockefeller Plaza
New York, New York  10020

Attention:  Gordon Eadon
            Vice President

Telecopier No.: (212) 531-8752

Telephone No.: (212) 830-6880










(THIS PAGE INTENTIONALLY LEFT BLANK)




Revolving Credit Commitment     BANK BRUSSELS LAMBERT,
$ 2,500,000                        NEW YORK BRANCH
Eurocurrency Commitment
$ 2,500,000

By:  /S/John Kippax
   Name:  John Kippax
   Title:  Vice President

By:  /S/Eric Hollandera
   Name:  Eric Hollandera
   Title:  Senior Vice President
               Credit Department

Lending Office for all Loans:

Bank Brussels Lambert,
   New York Branch
630 Fifth Avenue
New York, New York  10111

Address for Notices:

Bank Brussels Lambert,
   New York Branch
630 Fifth Avenue
New York, New York  10111


Attention:  John Kippax

Telecopier No.: (212) 632-5308

Telephone No.: (212) 632-5429






Revolving Credit Commitment     BAYERISCHE VEREINSBANK AG
$ 2,500,000
Eurocurrency Commitment
$ 2,500,000

By:  /S/James T. Gilland
   Name:  James T. Gilland
   Title:  Vice President

By:  /S/Mary Power
   Name:  Mary Power
   Title:  Vice President

Lending Office for all Loans:

Bayerische Vereinsbank AG
335 Madison Avenue
19th Floor
New York, New York  10017

Address for Notices:

Bayerische Vereinsbank AG
335 Madison Avenue
19th Floor
New York, New York  10017


Attention:  James Gilland

Telecopier No.: (212) 297-9724

Telephone No.: (212) 210-0342








Revolving Credit Commitment      CREDIT SUISSE
$ 2,500,000
Eurocurrency Commitment
$ 2,500,000

By:  /S/Thomas Bosshard
   Name:  Thomas Bosshard
   Title:  Associate

By:  /S/J. Chall
   Name:  J. Chall
   Title:  Member of Senior Management

Lending Office for all Loans:

Credit Suisse
12 East 49th Street
42nd Floor
New York, New York  10017


Address for Notices:

Credit Suisse
12 East 49th Street
42nd Floor
New York, New York  10017


Attention:  Thomas Bosshard

Telecopier No.: (212) 238-5363

Telephone No.: (212) 238-5389







Revolving Credit Commitment     THE FUJI BANK, LTD., NEW YORK BRANCH
$ 2,500,000
Eurocurrency Commitment
$ 2,500,000

By:  /S/Tadayuki Sasaki
   Name:  Tadayuki Sasaki
   Title:  Joint General Manager

Lending Office for all Loans:

The Fuji Bank, Ltd., New York Branch
Two World Trade Center
New York, New York  10048


Address for Notices:

The Fuji Bank, Ltd., New York Branch
Two World Trade Center
New York, New York  10048


Attention:  Kathleen Barsotti

Telecopier No.: (212) 488-8216

Telephone No.: (212) 898-2065



















Revolving Credit Commitment     NBD BANK, N.A.
$ 2,500,000
Eurocurrency Commitment
$ 2,500,000

By:  /S/John W. Fisher III
   Name:  John W. Fisher III
   Title:  First Vice President

Lending Office for all Loans:

NBD Bank, N.A.
611 Woodward Avenue -
   National Division-East
Detroit, Michigan  18226


Address for Notices:

NBD Bank, N.A.
611 Woodward Avenue -
   National Division-East
Detroit, Michigan  18226


Attention:  Thomas W. Doddridge


Telecopier No.: (313) 225-1586

Telephone No.: (313) 225-3346














Revolving Credit Commitment     ISTITUTO BANCARIO SAN PAOLO
$ 2,500,000    DI TORINO S.P.A.
Eurocurrency Commitment
$ 2,500,000

By:  /S/William J. De Angelo
   Name:  William J. De Angelo
   Title:  First Vice President

Lending Office for all Loans:

Istituto Bancario San Paolo
   di Torino S.p.A.
245 Park Avenue
35th Floor
New York, New York  10167


Address for Notices:

Istituto Bancario San Paolo
   di Torino S.p.A.
245 Park Avenue
35th Floor
New York, New York  10167


Attention:


Telecopier No.:

Telephone No.:  (212) 692-3152










Revolving Credit Commitment     MORGAN GUARANTY TRUST COMPANY
$ 9,750,000                       OF NEW YORK
Eurocurrency Commitment
$ 9,750,000

By:  /S/Laura E. Reim
   Name:  Laura E. Reim
   Title:  Vice President

Lending Office for Base Rate Loans:

Morgan Guaranty Trust Company
   of New York
c/o JP Morgan Services, Inc.
500 Stanton Christiana Road
Newark, Delaware 19713

Lending Office for LIBOR Loans:

Morgan Guaranty Trust Company
   of New York
Nassau Bahamas Office
c/o JP Morgan Services, Inc.
500 Stanton Christiana Road
Newark, Delaware 19713

Contact-Operations (Notice for all Borrowings and/or Repayment
Instructions):

Multi-Option Unit - Loan Department
Telephone No.: 302-634-1800

Morgan Guaranty Trust Company
   of New York
c/o J.P. Morgan Services Inc.
500 Stanton Christiana Road
Newark, Delaware 19713

Telex Number/Answerback: 177615 MGT UT
   or 620106 MGT UW

Telecopier No.:  302-634-1094






Address for Money Market Notices:

Morgan Guaranty Trust Company
   of New York
60 Wall Street
New York, New York  10260-0060


Attention:  John Dougar

Telecopier No.: (212) 648-0769

Telephone No.: (212) 648-5918










THE CHASE MANHATTAN BANK
   (NATIONAL ASSOCIATION),
as Agent


By:  /S/Elaine Francolino
   Name:  Elaine Francolino
   Title:  Managing Director

Address for Notices to
   Chase as Agent:

The Chase Manhattan Bank
   (National Association)
4 Metrotech Center_13th Floor
Brooklyn, New York 11245


Attention:  New York Agency

Telecopier No.: (718) 242-6910

Telephone No.: (718) 242-7979












SCHEDULE I

Material Agreements and Liens

[See Section 8.12]

Part A - Material Agreements









Part B - Liens






















Schedule I

SCHEDULE II

Subsidiaries

[See Section 8.14]






































Schedule II

SCHEDULE III

Litigation

[See Section 8.03]





































Schedule III

EXHIBIT A-l

[Form of Revolving Credit Note]

PROMISSORY NOTE



October   , 1993
New York, New York


FOR VALUE RECEIVED, [Insert Name of Borrower], a [State/Country] corporation (the "Borrower"), hereby promises to pay to [
] (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081 or at such other place as required by the Credit Agreement referred to below, the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period of each Revolving Credit Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Bank.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of August 24, 1993, amended and restated as of October 20, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Harsco Corporation, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences Revolving Credit Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.


*[[INSERT NAME OF BORROWER]


BY
Name:
Title:

For value received, Harsco Corporation hereby unconditionally guarantees to the holder of this Note the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and interest on this Note, hereby expressly waiving diligence, presentment, demand for payment, protest and all notices whatsoever.]

HARSCO CORPORATION

BY
Name:
Title:





*   Use bracketed language if the Borrower named herein is an Approved
     Borrower.

SCHEDULE OF REVOLVING CREDIT LOANS

This Note evidences Revolving Credit Loans made or Converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods of the durations set forth below, subject to the payments and prepayments of principal set forth below:

       Principal                      Duration
       Amount      Type               of          Amount    Unpaid
Date   of          of      Interest   Interest    Paid or   Principal
Notation
Made   Loan        Loan    Rate       Period      Prepaid   Amount
Made by


























EXHIBIT A-2

[Form of Eurocurrency Note]

PROMISSORY NOTE



October   , 1993
New York, New York


FOR VALUE RECEIVED, [Insert Name of Borrower] a [State/Country] corporation (the "Borrower"), hereby promises to pay to [
](the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase New York, New York 10081 or at such other place as required by the Credit Agreement referred to below, the agreement unpaid principal amount of the Eurocurrency Loans made by the Bank to the Borrower, in lawful money of the United States of America or in such other currency as required by said Credit Agreement and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Eurocurrency Loan, at such office, in like money and funds, for the period commencing on the date of such Eurocurrency Loan until such Eurocurrency Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Currency and duration of Interest Period of each Eurocurrency Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Eurocurrency Loans made by the Bank.

This Note is one of the Eurocurrency Notes referred to in the Credit Agreement dated as of August 24, 1993, as amended and restated as of October 20, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Harsco Corporation, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences Eurocurrency Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.


The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Eurocurrency Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

*[[INSERT NAME OF BORROWER]


By
Name:
Title:

For value received, Harsco Corporation hereby unconditionally guarantees to the holder of this Note the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and interest on this Note, hereby expressly waiving diligence, presentment, demand for payment, protest and all notices whatsoever.]

HARSCO CORPORATION

By
Name:
Title:




*  Use bracketed language if the Borrower named herein is an Approved
    Borrower.









SCHEDULE OF EUROCURRENCY LOANS

This Note evidences Eurocurrency Loans made, under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having
Interest Periods of the durations set forth below, subject to the payments and prepayments of principal set forth below:

       Principal                       Duration
       Amount                          of          Amount    Unpaid
Date   of                    Interest  Interest    Paid or   Principal
Notation
Made   Loan       Currency   Rate      Period      Prepaid   Amount
Made by































EXHIBIT A-3

[Form of Money Market Note]

PROMISSORY NOTE



October   , 1993
New York, New York


FOR VALUE RECEIVED, [Insert Name of Borrower], a [State/Country] (the
"Company"), hereby promises to pay to [                    ] (the
"Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.

This Note is one of the Money Market Notes referred to in the Credit Agreement dated as of August 24, 1993, as amended and restated as of October 20, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Harsco Corporation, the lenders named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Agent, and evidences Money Market Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.


*[[INSERT NAME OF BORROWER]


By
      Name:
      Title:

For value received, Harsco Corporation hereby unconditionally guarantees to the holder of this Note the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and interest on this Note, hereby expressly waiving diligence, presentment, demand for payment, protest and all notices whatsoever.]

HARSCO CORPORATION

By
Name:
Title:




*   Use bracketed language if the Borrower named herein is an Approved
     Borrower.













SCHEDULE OF MONEY MARKET LOANS

This Note evidences Money Market Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:


       Principal
       Amount      Type               Maturity   Amount    Unpaid
Date   of          of      Interest   Date of    Paid or   Principal
Notation
Made   Loan        Loan    Rate       Loan       Prepaid   Amount
Made by

































EXHIBIT B-l

[Form of Opinion of Counsel to the Company]


[                   , 1993]


To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank (National Association), as Agent

Ladies and Gentlemen:

We have acted as counsel to Harsco Corporation (the "Company") in connection with (i) the Credit Agreement (the "Credit Agreement") dated as of August 24, 1993, as amended and restated as of October 20, 1993, between the Company, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $300,000,000 and (ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 7.01(c) of the Credit Agreement.

In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

(a)  the Credit Agreement;

(b)  the Notes; and

(c) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (c) above) are collectively referred to as the "Credit Documents".

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company):

(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii)   all signatories to such documents have been duly authorized; and

(iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Company has all requisite corporate power to execute and deliver, and to perform its obligations under, the Credit Documents. The Company has all requisite corporate power to borrow under the Credit Agreement.

3. The execution, delivery and performance by the Company of each Credit Document, and the borrowings by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

4. Each Credit Document has been duly executed and delivered by the Company.

5. Each of the Credit Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation,



(a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of the Company for the execution, delivery or performance by the Company of any of the Credit Documents or for the borrowings by the Company under the Credit Agreement.

7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Documents do not and will not (a) violate any provision of its charter or by-laws, (b) violate any applicable law, rule or regulation,
(c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Subsidiaries of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry) to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any Property of the Company pursuant to, the terms of any such agreement or instrument.

8. Except as set forth in Schedule III to the Credit Agreement, we have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 12.03 of the Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.




(B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
York) that limit the interest, fees or other charges such Bank may impose, (ii) Sections 4.07(c) or 12.12 of the Credit Agreement and
(iii) the second sentence of Section 12.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

(D) We point out with reference to obligations stated to be payable in an Alternative Currency that (a) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in a currency other than Dollars would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment and (b) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in a currency other than Dollars may be expressed in a currency other than Dollars may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

The foregoing opinions are limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

At the request of our client, this opinion letter is, pursuant to
Section 7.01(c) of the Credit Agreement, provided to you by us in our capacity as counsel to the Company and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,












EXHIBIT B-2

[Form of Opinion of Counsel to any Approved Borrower]


[                      , 19__]

To   the Banks party to the Credit Agreement referred to below, and
       The Chase Manhattan Bank (National Association) as Agent

[I/We] have acted as counsel* to [name of Approved Borrower] (the "Approved Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of August 24, 1993, as amended and restated as of October 20, 1993, between Harsco Corporation (the "Company"), the lenders named therein and The Chase Manhattan Bank (National Association) as Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 7.02(b) of the Credit Agreement.

In rendering the opinion expressed below, [I/we] have examined the following agreements, instruments and other documents:

(a)  the Designation Letter of the Approved Borrower;

(b)  the Credit Agreement;

(c)  the Notes; and

(d) such corporate records of the Approved Borrower and such other documents as [I/we] have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (d) above) are collectively referred to as the "Credit Documents".

In [my/our] examination, [I/we] have assumed the genuineness of all signatures, the authenticity of all documents submitted to [me/us] as originals and the conformity with authentic original documents of all documents submitted to [me/us] as copies.

* If the Approved Borrower is a domestic Subsidiary, this opinion may be given by the General Counsel of the Company, who may rely on an opinion of local counsel to the Approved Borrower in the jurisdiction of incorporation of the Approved Borrower. If the Approved Borrower is a foreign Subsidiary, this opinion must be given by counsel, satisfactory to the Agent, that is admitted to practice in the jurisdiction of incorporation of the Approved Borrower.

When relevant facts were not independently established, [I/we] have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Approved Borrower.

In rendering the opinions expressed below, [I/we] have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Approved Borrower):

(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii)  all signatories to such documents have been duly authorized; and

(iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

**[In rendering the opinion expressed below, [I/we] have, with your permission, assumed that the Credit Agreement, the Designation Letter of the Approved Borrower and the Notes are, under the laws of the State of New York (by which they are stated to be governed), legal, valid and binding agreements, enforceable in accordance with their respective terms.]

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as [I/we] have deemed necessary as a basis for the opinions expressed below, [I am/we are] of the opinion that:

1. The Approved Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [State/Country]. The Approved Borrower has all requisite corporate power to execute and deliver, and to perform its obligations under, its Designation Letter, the Credit Agreement and its Notes. The Approved Borrower has all requisite corporate power to borrow under the Credit Agreement.

2. The execution, delivery and performance by the Approved Borrower of its Designation Letter (and the assumption therein of obligations under the Credit Agreement) and its


**Do not insert bracketed language if counsel is admitted to practice in the State of New York.



Notes and the borrowings by the Approved Borrower under the Credit Agreement have been duly authorized by all necessary corporate action by the Approved Borrower and by all necessary legal action, and do not and will not (a) violate any provision of its charter or bylaws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Approved Borrower or any of its Subsidiaries of which we have knowledge (after due inquiry) or
(d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry) to which the Approved Borrower or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any Property of the Approved Borrower pursuant to, the terms of any such agreement or instrument.

3. Each of the Designation Letter of the Approved Borrower and its Notes has been duly executed and delivered by the Approved Borrower.

4. The Designation Letter of the Approved Borrower and, pursuant to the assumption under such Designation Letter, the Credit Agreement, each constitutes, and the Notes of the Approved Borrower when executed and delivered for value will constitute, legal, valid and binding obligations of the Approved Borrower enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

5. No authorization, consent, approval or license of, or filings or registrations with, any governmental or regulatory authority or agency in [State] or the [United States of America/Country] are required in connection with the execution, delivery or performance by the Approved Borrower of its Designation Letter (or of the Credit Agreement obligations assumed therein) or its Notes or for borrowings by the Approved Borrower under the Credit Agreement].

6. In any action or proceeding in any court in [insert State/Country] arising out of or relating to the Credit Agreement, the Designation Letter of the Approved Borrower or the Notes of the Approved Borrower, such court would recognize and give effect to the provisions of Section
12.10 of the Credit Agreement wherein the parties thereto agree that the Credit Agreement, each Designation Letter and the Notes shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

7. The appointment of the Company as Process Agent by the Approved Borrower under Section 12.10 of the Credit Agreement and the Designation Letter is a valid appointment and the empowerment in the Approved Borrower's Designation Letter of the Company to act as the Approved Borrower's representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of borrowing under Section 2 of the Credit Agreement) and for the purposes of modifying or amending any provision of the Credit Agreement is a valid and binding empowerment.

8. It is not necessary under the laws of [insert State/Country] (i) in order to enable the Agent or any Bank to enforce its rights under the Credit Agreement or the Notes of the Approved Borrower, or (ii) by reason of the execution, delivery or performance of the Designation of the Approved Borrower, the Credit Agreement or the Notes of the Approved Borrower, that the Agent or any Bank should be licensed, qualified or entitled to carry on business in [insert State/Country].

9. Neither the Agent nor any Bank is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in [insert State/Country] by reason only of the execution, delivery, performance or enforcement of the Credit Agreement, the Designation Letter of the Approved Borrower or the Notes of the Approved Borrower.

***[10. If any judgment of a court in or of the State of New York were rendered against the Approved Borrower in connection with any action arising out of or relating to the Credit Agreement, the Designation Letter of the Approved Borrower or the Notes of the Approved Borrower, such judgment would be recognized and could be sued upon in the courts of [insert Country], and such courts would grant a judgment which would be enforceable against the Approved Borrower in [insert Country] without any retrial or reexamination of the merits of the original action [,


*** Insert these Paragraphs 10, 11, 12, 13 and 14 if the Approved
Borrower is not a U.S. Person.



provided that the requirements of [insert relevant statutory provisions] are met.

11. Except as disclosed in writing to the Banks prior to the date of delivery of the Approved Borrower's Designation Letter, there is no income, stamp or other tax of any country, or of any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Approved Borrower pursuant to the Credit Agreement or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Designation Letter or its Notes. The Approved Borrower is permitted to take all payments pursuant to the Credit Agreement or its Notes free and clear of all taxes, and no such payment in the hands of any Bank under, and as defined in, each of the Credit Agreement and its Notes, will be subject to any tax.

12. Neither the Approved Borrower nor any of its property has any immunity (sovereign or otherwise) from jurisdiction of any [insert Country] court or set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of [insert Country].

13. To ensure the legality, validity, enforceability or admissibility in evidence in [insert Country] of the Credit Agreement, the Designation Letter of the Approved Borrower or the Notes of the Approved Borrower, it is not necessary that the Credit Agreement, such Designation Letter or such Notes or any other document be filed or recorded with any court or other authority in [insert Country] or that any stamp or similar tax be paid on or in respect of the Credit Agreement, such Designation Letter or such Notes, or any other document [other than such filings and recordations that have already been made and such stamp or similar taxes that have already been paid].

14.  Each of the Credit Agreement, the Designation Letter of the
Approved Borrower and the Notes of the Approved Borrower is in proper legal form under the laws of [insert Country] for the enforcement thereof against the Approved Borrower.]

****[10. The Approved Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


**** Insert these Paragraphs 10 and 11 if the Approved Borrower is a
U.S. Person.



11. The Approved borrower is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.]

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 12.03 of the Credit Agreement may be limited by laws rendering unenforceable.(i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

(B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) Sections 4.07(c) or 12.12 of the Credit Agreement and (ii) the second sentence of Section 12.10 of the Credit Agreement and the second sentence of the penultimate paragraph of the Designation Letter of the Approved Borrower, insofar as such sentences relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

*****(D) We point out with reference to obligations stated to be payable in an Alternative Currency that (a) a New York statute provides that judgment rendered by a court of the State of New York in respect of an obligation denominated in a currency other than Dollars would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment and (b) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in a currency other than Dollars may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.




***** Insert paragraph (D) if counsel is admitted to practice in the State of New York.



******(E) We also point out that the enforceability of the Credit Documents may be subject to the possible application by the Federal or State courts sitting in the State of New York of foreign laws or governmental action affecting the enforcement of creditors' rights.

[I/We] [am/are] a member of the bar of the [State/Country] and do not herein express any opinion as to any matters governed by any laws other than the laws of [[State] and the Federal laws of the United States of America/Country].

At the request of our client, this opinion letter is, pursuant to
Section 7.02(b) of the Credit Agreement, provided to you by us in our capacity as counsel to the Approved Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Designation Letter of the Approved Borrower and the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,




















****** Insert paragraph (E) if the Approved Borrower is not a U.S. Person and counsel is admitted to practice in the State of New York.



EXHIBIT C


[Form of Opinion of Special New York Counsel to Chase]


[          , 199_]


To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank (National Association), as Agent

Ladies and Gentlemen:

We have acted as special New York counsel to Chase in connection with
(i) the Credit Agreement dated as of August 24, 1993, amended and restated as of October 20, 1993 (the "Credit Agreement") between Harsco Corporation (the "Company"), the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $300,000,000 and (ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 7.01(d) of the Credit Agreement.

In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

(a)  the Credit Agreement;

(b)  the Notes; and

(c) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (c) above) are collectively referred to as the "Credit Documents".

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

(i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii) all signatories to such documents have been duly authorized; and

(iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 12.03 of the Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain 1 circumstances.

(B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
York) that limit the interest, fees or other charges such Bank may impose, (ii) Sections 4.07(c) or 12.12 of the Credit Agreement, and
(iii) the second sentence of Section 12.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

(D) We point out with reference to obligations stated to be payable in an Alternative Currency that (a) a New York statute provides that judgment rendered by a court of the State of New York in respect of an obligation denominated in a currency other than Dollars would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment and (b) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in a currency other than Dollars may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is, pursuant to Section 7.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,












EXHIBIT D

[Form of Money Market Quote Request]



[Date]



To:   The Chase Manhattan Bank (National Association), as Agent

From: Harsco Corporation

Re:   Money Market Quote Request

Pursuant to Section 2.03 of the Credit Agreement dated as of August 24, 1993, as amended and restated as of October 20, 1993 (the "Credit Agreement") between Harsco Corporation, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s) to be made by the Borrower named below (if not the Company):

Name of Borrower (if not the Company):

Borrowing    Quotation                     Interest
Date         Date[*1]      Amount [*2]     Type[*3]     Period[*4]



Terms used herein have the meanings assigned to them in the Credit
Agreement.

HARSCO CORPORATION


By
Name:
Title:

* All numbered footnotes appear on the last page of this Exhibit.


[1] For use if a Set Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

[2] Each amount must be $25,000,000 or a larger multiple of $5,000,000.

[3] Insert either "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day.




















EXHIBIT E
[Form of Money Market Quote]

To:  The Chase Manhattan Bank (National Association), as Agent
Attention:

Re:  Money Market Quote to
Harsco Corporation (the "Company")

This Money Market Quote is given in accordance with Section 2.03(c) of the Credit Agreement dated as of August 24, 1993, amended and restated as of October 20, 1993 (the "Credit Agreement") between Harsco
Corporation, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent. Terms defined in the Credit
Agreement are used herein as defined therein.

In response to the Company's invitation dated [          ], 199[ ], we
hereby make the following Money Market Quote(s) on the following terms:

1.  Quoting Bank:

2.  Person to contact at Quoting Bank:

3. We hereby offer to make Money Market Loan(s) to the Borrower named below (if not the Company) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

Name of Borrower (if not the Company):

Borrowing   Quotation                               Interest
Date        Date [*1]   Amount [*2]    Type [*3]    Period [*4]    Rate
[*5]


provided that the Company may not accept offers that would result in the undersigned making Money Market Loans pursuant hereto in excess of
$              in the aggregate (the "Money Market Loan Limit")



* All numbered footnotes appear on the last page of this Exhibit.



We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement and any Money Market Loan Limit specified above).

Very truly yours,

[NAME OF BANK]

By
Name:
Authorized Officer

Dated:  [          ,     ]



[1]  As specified in the related Money Market Quote Request.

[2] The principal amount bid for each Interest period may not exceed the principal amount requested. Bids must be made for at least
$5,000,000 (or a larger multiple of $1,000,000).

[3] Indicate "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5] For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).







EXHIBIT F

[Form of Confidentiality Agreement]



CONFIDENTIALITY AGREEMENT


[Date]


[Insert Name and
Address of Prospective
Participant or Assignee]

Re:   Credit Agreement dated as of August 24, 1993, amended and
restated as of October 20, 1993 (the "Credit Agreement"), between
Harsco Corporation (the "Company"), the lenders named therein and The Chase Manhattan Bank (National Association), as Agent.

Dear Ladies and Gentlemen:

As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 12.13 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

As provided in said Section 12.13, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this. Confidentiality Agreement.

Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and the Company) that (A) such information will not be used by you except in connection with the proposed [Participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which you or any one or more of the Banks or the Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 12.13(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further. that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 12.13 of the Credit Agreement on the date upon which you become a Bank under the Credit Agreement pursuant to Section 12.06 thereof.

Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

Very truly yours,

[INSERT NAME OF BANK]


By
Name:
Title:



The foregoing is agreed to
as of the date of this letter.

[INSERT NAME OF PROSPECTIVE
PARTICIPANT OR ASSIGNEE]


By
Name:
Title:



EXHIBIT G-l


[Form of Designation Letter]
[Date]

To The Chase Manhattan Bank
(National Association),  as Agent
4 Metrotech Center - 13th Floor
Brooklyn, New York 11245

Attention:

Ladies and Gentlemen:

We make reference to the Credit Agreement (the "Credit Agreement") dated as of August 24, 1993, amended and restated as of October 20, 1993, between Harsco Corporation, (the "Company"), the lenders named therein (the "Banks") and The Chase Manhattan Bank (National Association), as Agent (in such capacity, the Terms defined in the Credit Agreement are used herein as defined therein.

Subject to the approval of all of the Banks (to be evidenced by your signing at the place below indicated and returning to the Company the enclosed copy of this letter) the Company hereby designates
(the "Approved Borrower"), a Wholly Owned Subsidiary of the Company, a corporation duly incorporated under the laws of [State/Country], as a Borrower in accordance with Section 2.10 of the Credit Agreement until such designation is terminated in accordance with said Section 2.10.

The Approved Borrower hereby accepts the above-designation and hereby expressly and unconditionally accepts the obligations of a Borrower under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this letter, it shall be a Borrower for purposes of the Credit Agreement and agrees to be bound by and to perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement. The Approved Borrower hereby authorizes and empowers the Company to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of borrowing under Section 2 of the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit Agreement and further agrees that the Agent and each Bank may conclusively rely on the foregoing authorization.

The Approved Borrower hereby submits with this Designation Letter, the statements of income, cash flows and shareholders' equity (if any) of the Approved Borrower for each of the most recently completed fiscal quarter and the most recently completed fiscal year of the Approved Borrower and the related balance sheets as at the end of such quarter and such year, respectively; and the Company and the Approved Borrower each hereby certifies that said financial statements present fairly, in all material respects, the financial condition and results of operations of such Approved Borrower in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such quarter and such year, respectively.

The Company hereby represents and warrants to the Agent and each Bank that, before and after giving effect to this Designation Letter, (i) the representations and warranties set forth in Part A of Section 8 of the Credit Agreement are true and correct on the date hereof as if made on and as of the date hereof and (ii) no Default has occurred and is continuing.

The Approved Borrower hereby represents and warrants to the Agent and each Bank that, after giving effect to this Designation Letter, the representations and warranties set forth in Part B of Section 8 of the Credit Agreement are true and correct on the date hereof.

The Approved Borrower hereby instructs its counsel to deliver the opinion required by Section 7.02(b) of the Credit Agreement.

The Approved Borrower hereby agrees that this Designation Letter, the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Approved Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Designation Letter, the Credit Agreement or the transactions contemplated thereby. The Approved Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Approved Borrower further agrees that service of process in any such action or proceeding brought in New York may be made upon it by service upon the Company at the "Address for Notices" specified below its name on the signature pages to the Credit



Agreement and the Approved Borrower hereby irrevocably appoints the Company as its authorized agent ("Process Agent") to accept, on behalf of it and its property such service of process in New York.

THE APPROVED BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL
PROCEEDING ARISING OUT OF OR RELATING TO THIS DESIGNATION LETTER, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

HARSCO CORPORATION



By
Name:
Title:


[APPROVED BORROWER]



By
Name:
Title:


[Insert Address]



Consent and Agree:

THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION)
As Agent for and on behalf
of the Banks

By
Name:
Title:

Date:



EXHIBIT G-2

[Form of Termination Letter]

[Date]

To The Chase Manhattan Bank
(National Association), as Agent
4 Metrotech Center - 13th Floor
Brooklyn, New York  11245

Attention:

Ladies and Gentlemen:

We make reference to the Credit Agreement (the "Credit Agreement") dated as of August 24, 1993, as amended and restated as of October 20, 1993 between Harsco Corporation (the "Company"), the Lenders named therein (the "Banks") and The Chase Manhattan Bank (National Association) as Agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein as defined therein.

The Company hereby terminates the status as an Approved Borrower of
                 , a corporation incorporated under the laws of [State/County], in accordance with Section 2.10 of the Credit Agreement, effective as of the date of receipt of this notice by the Agent. The undersigned hereby represent and warrant that all principal and interest on all Notes of the above-referenced Approved Borrower and all other amounts payable by such Approved Borrower pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Termination Letter shall not affect any obligation which by the terms of the Credit Agreement survives termination thereof.

HARSCO CORPORATION


By
Name:
Title:


[INSERT NAME OF APPROVED BORROWER]


By
Name:
Title: